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                                                               Exhibit 11(c)(1)





                                                               EXECUTION COPY
















                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 12, 1999

                                      AMONG

                            STAGECOACH HOLDINGS PLC,

                               SCH HOLDINGS CORP.,

                              SCH ACQUISITION CORP.

                                       AND

                                 COACH USA, INC.
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                                TABLE OF CONTENTS

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                                            ARTICLE I

                                     THE OFFER AND THE MERGER
        Section 1.1    The Offer................................................................       1
        Section 1.2    Company Action...........................................................       3
        Section 1.3    Directors Following the Offer............................................       4
        Section 1.4    Voting Trust.............................................................       6
        Section 1.5    The Merger...............................................................       6
        Section 1.6    Effective Time...........................................................       6
        Section 1.7    Effects of the Merger....................................................       7
        Section 1.8    Certificate of Incorporation; By-laws....................................       7
        Section 1.9    Directors and Officers...................................................       7
        Section 1.10   Subsequent Merger........................................................       7
        Section 1.11   Right to Revise Structure of Merger......................................       7

                                            ARTICLE II

                            CONVERSION OF SHARES; STOCKHOLDERS MEETING
        Section 2.1    Conversion of Securities.................................................       8
        Section 2.2    Treatment of Company Stock Options.......................................       9
        Section 2.3    Dissenting Shares........................................................       9
        Section 2.4    Surrender of Shares; Stock Transfer Books................................      10

                                           ARTICLE III

                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
        Section 3.1    Organization, Standing and Corporate Power...............................      11
        Section 3.2    Subsidiaries.............................................................      12
        Section 3.3    Capital Structure........................................................      12
        Section 3.4    Authority; Noncontravention..............................................      14
        Section 3.5    SEC Documents; Financial Statements; Undisclosed Liabilities.............      16
        Section 3.6    Offer Documents, Etc.....................................................      16
        Section 3.7    Absence of Certain Changes or Events.....................................      17
        Section 3.8    Litigation; Labor Matters; Compliance with Laws..........................      17
        Section 3.9    Employee Benefit Plans...................................................      18
        Section 3.10   Taxes....................................................................      20
        Section 3.11 Environmental Matters......................................................      21
        Section 3.13   No Rights Plan...........................................................      23
        Section 3.14   Intellectual Property....................................................      23
        Section 3.15   Year 2000................................................................      23
        Section 3.16   Ownership of Assets......................................................      24
        Section 3.17   Insurance................................................................      24
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        Section 3.18   Brokers..................................................................      24
        Section 3.19   Opinion of Company Financial Advisor.....................................      24

                                            ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
        Section 4.1    Organization and Standing................................................      25
        Section 4.2    Authority; Noncontravention..............................................      25
        Section 4.3    Offer Documents, Proxy Statement, Etc....................................      26
        Section 4.4    Financing................................................................      26
        Section 4.5    Brokers..................................................................      27

                                            ARTICLE V

                                            COVENANTS
        Section 5.1    Interim Operations of the Company........................................      27
        Section 5.2    Access to Information....................................................      29
        Section 5.3    Consents and Approvals...................................................      30
        Section 5.4    Employee Matters.........................................................      30
        Section 5.5    No Solicitation..........................................................      31
        Section 5.6    Certain Financing Matters................................................      32
        Section 5.7    Reasonable Best Efforts..................................................      33
        Section 5.8    Publicity................................................................      33
        Section 5.9    Notification of Certain Matters..........................................      33
        Section 5.10   Directors' and Officers' Insurance and Indemnification...................      33
        Section 5.11   Proxy Statement; Company Stockholders Meeting............................      34
        Section 5.12   Parent Circular; Parent Shareholders Meeting.............................      35
        Section 5.13   Registration Rights......................................................      36
        Section 5.14   Dividend Access Shares...................................................      37

                                            ARTICLE VI

                                            CONDITIONS
        Section 6.1    Conditions to the Obligations of Each Party..............................      38


                                           ARTICLE VII

                                           TERMINATION
        Section 7.1    Termination..............................................................      38
        Section 7.2    Effect of Termination....................................................      40
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                                           ARTICLE VIII

                                          MISCELLANEOUS
        Section 8.1    Costs and Expenses.......................................................      42
        Section 8.2    Amendment and Modification...............................................      42
        Section 8.3    Waiver; Remedies Cumulative..............................................      42
        Section 8.4    Nonsurvival of Representations and Warranties............................      42
        Section 8.5    Notices..................................................................      42
        Section 8.6    Interpretation...........................................................      43
        Section 8.7    Counterparts; Facsimile..................................................      44
        Section 8.8    Entire Agreement; No Third Party Beneficiaries...........................      44
        Section 8.9    Severability.............................................................      44
        Section 8.10   Specific Performance.....................................................      44
        Section 8.11   Governing Law............................................................      44
        Section 8.12   Assignment...............................................................      45
        Section 8.13   Consent to Jurisdiction..................................................      45
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Annex I     --   Conditions to the Offer
Annex II    --   Terms of Subsequent Merger

Exhibit A   --  Voting Trust Agreement


                                       iii
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                          AGREEMENT AND PLAN OF MERGER

                   AGREEMENT AND PLAN OF MERGER, dated as of June 12, 1999, among STAGECOACH HOLDINGS plc, a public limited company organized under the laws of Scotland ("Parent"), SCH HOLDINGS CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Holding Sub"), SCH ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Holding Sub ("Merger Sub"), and COACH USA, INC., a Delaware corporation (the "Company").

                   WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the $42.00 (such amount, or such higher amount as may be paid per Share pursuant to the Offer, the "Per Share Price") to be paid for each outstanding share (collectively, the "Shares") of Common Stock, par value $.01 per share (the "Company Common Stock"), in the Offer (as defined in Section 1.1) and the Merger (as defined in Section 1.5), is advisable and fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend acceptance of the Offer, and adoption of this Agreement, by such stockholders;

                   WHEREAS, the Boards of Directors of Parent, Holding Sub and Merger Sub have approved, and deem it in the best interests of their respective shareholders to consummate, the Offer, the Merger and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

                   WHEREAS, the Board of Directors of the Company has approved the transactions contemplated by this Agreement, including the transactions contemplated by the various Tender Agreements executed as of the date hereof between Parent, Holding Sub and certain stockholders of the Company (the "Tender Agreements"), in accordance with the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL").

                    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                            THE OFFER AND THE MERGER

                   Section 1.1 The Offer. (a) Parent shall cause Holding Sub to, and Holding Sub shall, as soon as practicable after the date hereof, but in any event within five business days after the public announcement of the execution hereof, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), a tender offer (the "Offer") for all of the outstanding Shares at a per share price equal to the Per Share Price, net to the sellers thereof in cash, subject to the conditions set forth in Annex I hereto (the "Offer Conditions") including the Minimum Condition (as defined therein) and the termination provisions of Article VII hereof. Holding Sub shall consummate the Offer on the terms and subject to the conditions provided in this Section 1.1. Subject to the terms and conditions of this
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                                                                               2


Agreement, the obligation of Holding Sub to accept for payment Shares tendered pursuant to the Offer shall be subject to the satisfaction or waiver by Holding Sub of the Offer Conditions.

                    (b) The Offer shall be made by means of an offer to purchase which shall contain as conditions only the Minimum Condition and the other conditions set forth in Annex I hereto, and, subject to the succeeding sentence, shall otherwise contain, and be entirely consistent with, the terms and conditions of the Offer as described in this Agreement. Each of Holding Sub and Parent expressly reserves the right, in its sole discretion, to waive any such condition and make any other changes to the terms of the Offer, provided that, without the consent of the Company, neither Parent nor Holding Sub shall (i) amend or waive the Minimum Condition or the condition (the "HSR Condition") relating to the termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the condition (the "STB Condition") relating to the receipt of a favorable informal advisory opinion regarding the Voting Trust Agreement (as defined in Section 1.4) or an approval of Parent's and Holding Sub's acquisition of the federally regulated carriers controlled by the Company from the United States Surface Transportation Board (the "STB"), (ii) amend any other condition of the Offer as set forth herein or in Annex I hereto, (iii) reduce the Per Share Price, (iv) change the form of consideration to be paid in the Offer (other than by adding cash consideration), (v) reduce the maximum number of Shares to be purchased in the Offer, or (vi) amend any other term of the Offer in a manner which is adverse to the holders of Shares. The Per Share Price shall be net to the sellers in cash, without interest, subject to reduction only for any applicable federal back-up withholding taxes. Notwithstanding the foregoing, Holding Sub may, without the consent of the Company, subject to the Company's right to terminate this Agreement pursuant to Article VII, (i) extend the Offer on one or more occasions for up to ten business days for each such extension beyond the then-scheduled expiration date (the initial scheduled expiration date being 20 business days following commencement of the Offer), if at the then-scheduled expiration date of the Offer any of the conditions to Holding Sub's obligation to accept for payment and pay for the Shares shall not be satisfied or waived, until such time as such conditions are satisfied or waived, and, at the request of the Company, Holding Sub shall, subject to Parent's right to terminate this Agreement pursuant to Article VII, extend the Offer for additional periods up to but not later than January 31, 2000, but shall not be required to so extend if any of the conditions not satisfied or earlier waived on the then-scheduled expiration date are one or more of the Minimum Condition or the conditions set forth in paragraphs (a), (c) or (d) of Annex I hereto, provided that (x) if the only condition not satisfied is the Minimum Condition, the satisfaction or waiver of all other conditions shall have been publicly disclosed at least five business days before termination of the Offer and (y) if paragraph (a) or (d) of Annex I hereto has not been satisfied and the failure to so satisfy can be remedied, the Offer shall not be terminated unless the failure is not remedied within 10 business days after Parent has furnished the Company with written notice of such failure, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, and (iii) extend the Offer for an aggregate period of not more than five business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence if there shall not have been tendered sufficient Shares so that the Merger could be effected without a meeting of the Company's stockholders in accordance with Section 253 of the DGCL. Subject to the terms of the Offer, including the Offer Conditions, Holding Sub shall
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accept for payment and pay for all Shares duly tendered at the earliest time at which it is permitted to do so under applicable provisions of the Exchange Act; provided that, as set forth above, Holding Sub shall have the right, in its sole discretion, to extend the Offer for up to five business days notwithstanding the prior satisfaction of the Offer Conditions, in order to attempt to satisfy the requirements of Section 253 of the DGCL. It is agreed that the Offer Conditions other than the Minimum Condition, the HSR Condition, the STB Condition and the condition contained in clause (c) of Annex I are solely for the benefit of Holding Sub and that all Offer Conditions may be asserted by Holding Sub regardless of the circumstances resulting in a condition not being satisfied (except for any action or inaction by Holding Sub, Merger Sub or Parent constituting a breach of this Agreement) and, except with respect to the Minimum Condition, the HSR Condition, the STB Condition and the condition contained in clause (c) of Annex I, may be waived by Holding Sub, in whole or in part at any time and from time to time, in its sole discretion.

                    (c) On the date of commencement of the Offer, Parent and Holding Sub, with the cooperation of, and prior review thereof by, the Company, shall file with the SEC a Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer that will contain or will incorporate by reference the Offer (or portions thereof) and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The
Schedule 14D-1, and all amendments and supplements thereto, shall comply as to form in all material respects with the provisions of all applicable federal securities laws. Parent, Holding Sub, and the Company with respect to information supplied by it for use in the Schedule 14D-1 or the Offer Documents, agree promptly to correct the Schedule 14D-1 or the Offer Documents if and to the extent that any of them shall have become false or misleading in any material respect or any event occurs which should be set forth in an amendment or supplement to the Schedule 14D-1, and Holding Sub shall take all steps necessary to cause the Schedule 14D-1 as so corrected or supplemented to be filed with the SEC and such Offer Documents as so corrected to be disseminated to holders of Shares and any other holders of securities of the Company (if any), in each case as and to the extent required by applicable federal securities laws. In addition, Parent and Holding Sub agree to promptly provide the Company and its counsel in writing with any comments Parent, Holding Sub or their counsel may receive from time to time from the SEC or its staff regarding the Schedule 14D-1 or the Offer Documents.

                   Section 1.2 Company Action. (a) The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated (the "Company Financial Advisor") to the effect set forth in Section 3.19. The Company has been authorized by the Company Financial Advisor to permit, subject to its prior review and consent (such consent not to be unreasonably withheld), the inclusion of such opinion and appropriate references thereto in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 5.11. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described in Section 3.4, unless the Company's Board of Directors determines in good faith, only after receipt of and based upon advice from outside legal counsel to the Company, that it is required by fiduciary duties under applicable law to make an Adverse Change in the Company Recommendation (as defined in
Section 5.11) in response to a Superior Proposal (as defined in Section 5.5).
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                    (b) The Company agrees to file with the SEC and mail to its stockholders contemporaneously with the commencement of the Offer a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the actions of the Board of Directors referred to above and shall comply in all material respects with the provisions of applicable federal securities laws. The Company, and Parent, Holding Sub and Merger Sub with respect to information supplied by either of them for use in the Schedule 14D-9, agree promptly to correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and mailed to holders of Shares and any other holders of securities of the Company (if any) to the extent required by applicable federal securities laws. The Schedule 14D-9 shall contain the recommendation of the Board of Directors of the Company that the holders of Shares accept the Offer, unless and until the Company's Board of Directors determines in good faith, only after receipt of and based upon advice from outside legal counsel to the Company, that it is required by fiduciary duties under applicable law to make an Adverse Change in the Company Recommendation in response to a Superior Proposal. In addition, the Company agrees to promptly provide Parent and their counsel in writing with any comments the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9.

                 (c) The Company shall promptly furnish Parent or Holding Sub with a list of the record holders of Shares and their addresses, as well as mailing labels containing the names and addresses of the record holders of Shares and lists of securities positions of Shares held in stock depositories, each as of the most recent practicable date, and shall furnish Parent or Holding Sub with such additional information, including updated lists of holders of Shares, mailing labels and lists of securities positions, and other assistance as Parent, Holding Sub or their agents may reasonably request for the purpose of disseminating the Offer Documents and communicating with the record and beneficial holders of Shares with respect thereto.

                Section 1.3 Directors Following the Offer. (a) Effective upon the payment by Holding Sub for the Shares tendered pursuant to the Offer in accordance with the terms of this Agreement, and subject to the provisions of the Interstate Commerce Act, as amended by the ICC Termination Act (the "ICA"), and the rules, regulations and practices of the STB, the Company shall be required to use its reasonable best efforts as set forth in Section 1.3(c) to cause to be appointed to the Board of Directors of the Company an individual designated by Parent, who shall be identified as a suitable candidate by Parent prior to the consummation of the Offer and who shall not be a director, officer or employee of Parent and shall be reasonably satisfactory to the Board of Directors of the Company. The Company's obligations to appoint such individual to the Board of Directors of the Company shall be subject to the provisions of the ICA and the rules, regulations and practices of the STB.

                 (b) Promptly upon the later of (x) payment by Holding Sub for the Shares tendered pursuant to the Offer in accordance with the terms of this Agreement and (y) the date on which Parent is lawfully permitted to assume control over the Company's common carrier motor coach subsidiaries pursuant to STB approval or exemption (the later of (x) and (y), the "Control Date"), Parent shall be entitled to designate a number of directors on the Board of Directors of
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                                                                               5


the Company (including any designated pursuant to Section 1.3(a)) equal to the product of the total number of the directors on such Board (after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that such number of Shares owned by Holding Sub and its affiliates bears to the number of Shares outstanding, rounded to the nearest whole number, but in no event less than a majority.

                (c) At the time specified in Section 1.3(a) or (b), as the case may be, the Company shall, upon request of Parent, use its reasonable best efforts promptly either to increase the size of the Board of Directors of the Company or, at the Company's election or at Parent's request, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees pursuant to Section 1.3(a) or (b), as the case may be, to be so elected or appointed to the Company's Board, and shall cause Parent's designees to be so elected or appointed. The Company will use its reasonable best efforts to cause directors designated by Parent pursuant to Section 1.3(b) to constitute the same percentage as is on the board (but in any event at least one Parent designee) (i) of each committee of the Board of Directors, (ii) of each board of directors of each subsidiary of the Company and (iii) of each committee of each such board, in each case only to the extent permitted by law and the rules of the New York Stock Exchange (the "NYSE") to the extent applicable. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.6 hereof), the Company and Parent shall use all reasonable best efforts to retain as members of the Company's Board of Directors at least two directors who are directors of the Company on the date hereof and who are not designated by Parent or employees of the Company or its subsidiaries (the "Independent Directors").

                (d) The Company's obligations to appoint designees to the Board of Directors pursuant to Section 1.3(b) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement mailed to stockholders promptly after the commencement of the Offer such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. Parent or Holding Sub will supply to the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                (e) Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are appointed or elected pursuant to this
Section 1.3, after the payment for the Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors (who shall act as an independent committee of the Board of Directors for this purpose) shall be required, and alone shall be sufficient, to take action by the Company to (i) amend or terminate this Agreement, (ii) exercise or waive any of the Company's rights or remedies hereunder, (iii) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (iv) approve any other action by the Company that could adversely affect the interests of the stockholders of the Company (other than Parent, Holding Sub and their affiliates) with respect to the transactions contemplated hereby.
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                                                                               6


                Section 1.4 Voting Trust. The parties agree that, (i) immediately upon the purchase by Parent, Holding Sub or their affiliates of shares of the Company Common Stock pursuant to the Offer or otherwise, such shares shall be deposited in one or more separate, independent, irrevocable voting trusts (collectively, the "Voting Trust") in accordance with the terms and conditions of one or more voting trust agreements (collectively, the "Voting Trust Agreement") substantially in the form attached hereto as Exhibit A and
(ii) upon consummation of the Merger, all outstanding shares of the Surviving Corporation shall be deposited in the Voting Trust. Subject to applicable law and to the rules, regulations and practices of the STB, the Voting Trust Agreement may be modified or amended at any time by Parent in its sole discretion; provided that (i) prior to the Effective Time, the Voting Trust Agreement may not be modified or amended without the prior written approval of the Company unless such modification or amendment is not inconsistent with this Agreement and is not adverse to the Company or its stockholders and would not reasonably be expected to have an adverse effect on receipt of a favorable informal advisory opinion from the STB and (ii) the Voting Trust Agreement may not be modified or amended without the prior written approval of the Company if such modification or amendment would reasonably be expected to increase the liability exposure of the Board of Directors of the Surviving Corporation under applicable law. No power of Parent or Holding Sub provided for in the Voting Trust Agreement may be exercised in a manner which violates this Agreement. Parent, in consultation with the Company, shall use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to obtain a favorable informal advisory opinion from the STB staff to the effect that the Voting Trust effectively insulates Parent from any violation of the ICA and STB rules or policies against unauthorized acquisition of control of regulated carriers. In furtherance and not in limitation of the foregoing, Parent and the Company agree that: (i) Parent shall make any filings required by the STB with respect to the Voting Trust and the Company shall make any filings reasonably required by Parent with respect thereto; (ii) Parent shall consult with the Company in connection with any discussions or proceedings initiated by Parent with the STB with respect to the Voting Trust; provided that the Company shall not initiate any such discussions or proceedings without Parent's prior written consent; and (iii) Parent, with the Company's consent, shall change or modify the terms of the Voting Trust Agreement to the extent required by the STB as a condition to the issuance of such advisory opinion, so long as the required changes or modifications do not, in the aggregate, materially affect Parent's rights thereunder. Any trustee of the Voting Trust appointed by Parent and Holding Sub pursuant to the Voting Trust Agreement (a "Trustee") shall be reasonably satisfactory to the Board of Directors of the Company.

                Section 1.5 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                Section 1.6 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The date and time of the filing of the
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                                                                               7


Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to in writing by the parties hereto and is specified in the Certificate of Merger) will be the "Effective Time". At or prior to the Effective Time, a closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or such other place as the parties shall agree.

                Section 1.7 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                Section 1.8 Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time; provided that (i) the name of the Surviving Corporation shall be the name of the Company; (ii) the number of shares of authorized common stock shall be equal to the number of shares of authorized Company Common Stock set forth in the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time; and (iii) the Certificate of Incorporation of the Surviving Corporation shall include the provisions of Articles Seven and Eight of the Certificate of Incorporation of the Company as in effect on the date hereof.

                (b) At the Effective Time and without any further action on the part of the Company or Merger Sub, the By-laws of Merger Sub shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

                Section 1.9 Directors and Officers. The directors of Merger Sub (if the Effective Time follows the Control Date) or the Company (if the Effective Time precedes the Control Date), in either case immediately prior to the Effective Time, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their resignation or removal or until their respective successors are duly elected or appointed (as the case may be) and qualified.

                Section 1.10 Subsequent Merger. Following the Effective Time, at Parent's election, the Surviving Corporation shall be merged with and into Holding Sub (the "Subsequent Merger"). The Subsequent Merger shall be effected on the terms and have the effects as are set forth on Annex II hereto.

                Section 1.11 Right to Revise Structure of Merger. At Parent's election, the Merger may alternatively be structured so that the Company is merged with and into Merger Sub, Holding Sub or another direct or indirect wholly owned subsidiary of Parent, or another direct or indirect wholly owned subsidiary of Parent is merged with and into the Company; provided, however, that no such change shall (i) alter or change the amount or kind of the consideration to be issued to the Company's stockholders in the Merger as set forth in Article II hereof or the treatment of the holders of the Company Stock Options (as hereinafter defined), (ii) materially impede or delay consummation of the Merger, or (iii) release Parent from any of its obligations hereunder; provided, however, that the Company shall be deemed not to have breached any of its representations and warranties and covenants herein if and to the extent such breach would have been attributable to such election. In the event of such an election, the Company agrees to execute any appropriate documentation as may be reasonably requested by Parent to reflect such election.


                                   ARTICLE II

                   CONVERSION OF SHARES; STOCKHOLDERS MEETING

                Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                (a) Each Share (other than any Shares to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.3(a)) shall be canceled, extinguished and converted automatically into the right to receive an amount per share in cash equal to the Per Share Price (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate that prior to the Merger represented such Share in the manner provided in Section 2.4, less any required withholding taxes.

                (b) Each Share held in the treasury of the Company and each Share owned by Parent, Holding Sub or any other direct or indirect subsidiary of Parent or of the Company (including the Shares held in the Voting Trust), in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                (c) (i) The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become equal to a number of identical validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation as is equal to the number of Shares immediately prior to the Effective Time, and (ii) each share of preferred or other capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical preferred or other capital stock of the Surviving Corporation and, in the case of each of (i) and (ii), if the Effective Time precedes the Control Date, each such share shall be deposited in the Voting Trust.

                (d) Each share of Series A Voting Preferred Stock, par value $.01 per share (the "Voting Preferred Stock"), of the Company outstanding immediately prior to the

        Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                Section 2.2 Treatment of Company Stock Options. (a) Upon the consummation of the Offer, except as otherwise agreed between the Company and any holder of any Company Stock Option, each then outstanding employee stock option and any other stock or stock-based right and each then outstanding director stock option and any other stock or stock-based right (each, a "Company Stock Option"), whether or not then vested or exercisable, shall be (or, if not previously vested and exercisable, shall become), consistent with the plans and agreements applicable to such Company Stock Options, vested and exercisable and such Company Stock Options immediately thereafter shall be canceled by the Company, and each holder of a canceled Company Stock Option with an exercise price that is less than the Per Share Price shall be entitled to receive at the consummation of the Offer or as soon as practicable thereafter (or if the grant of the Company Stock Option does not qualify as an exempt acquisition pursuant to Rule 16b-3 under the Exchange Act, the date six months and one day following the grant of such Company Stock Option, if later) from the Company (and, if necessary, Parent shall provide funds to the Company sufficient for such payments) in consideration for the cancellation of such Company Stock Option an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Company Stock Option and (ii) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock previously subject to such Company Stock Option.

                 (b) The Company shall use its reasonable best efforts to take all such actions as are reasonably necessary to provide that (i) no further issuance, transfer or grant of any capital stock of the Surviving Corporation or any interest in respect of any capital stock of the Surviving Corporation shall be made on or after the consummation of the Offer under any Company Plan and
(ii) following the consummation of the Offer, no holder of a Company Stock Option or any participant in any Company Plan shall have the right thereunder to acquire any capital stock of the Surviving Corporation.

                Section 2.3 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and who shall have delivered a written demand for appraisal of such shares of Company Common Stock in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.1(a) of this Agreement, without any interest thereon, less any required withholding taxes.

                (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 262 received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

                Section 2.4 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Parent shall designate a bank or trust company (which shall be reasonably satisfactory to the Company) to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.1(a). At or prior to the Effective Time, Parent or Holding Sub will make available to the Paying Agent sufficient funds to make all payments pursuant to Section 2.4(b). Such funds shall be invested by the Paying Agent as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Rating Services, respectively, or in deposit accounts, certificates of deposit, bank repurchase or reverse repurchase agreements or banker's acceptances of, or Eurodollar time deposits purchased from, commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

                (b) As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent that such tax either has been paid or is not applicable.

                (c) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest and other income received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. If any Certificates shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such certificate would escheat to or become the property of any Governmental Entity (as defined below), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this
Article II shall be deemed to have been in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged theretofore represented by such Certificates.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company represents and warrants to Parent, Holding Sub and Merger Sub that, except as set forth in the disclosure schedule (the "Disclosure Schedule") delivered to Parent by the Company at the time of execution of this Agreement, it being agreed that disclosure of any item on the Disclosure Schedule shall be deemed to be disclosed with respect to the Section of this Agreement to which such item is correspondingly numbered and all other Sections of this Agreement to which the relevance of such item is reasonably apparent from the face of the Disclosure Schedule:

                Section 3.1 Organization, Standing and Corporate Power. (a) Each of the Company and each of its Significant Subsidiaries (within the meaning of Rule 1-02 of Regulation S-X of the SEC) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a Material

Adverse Effect. For the purposes of this Agreement, a "Material Adverse Effect" or a "Material Adverse Change" shall mean an effect or change that either individually or in the aggregate with all other such effects or changes is or would be materially adverse to the business, assets, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or would prevent, hinder or materially delay the consummation of the transactions contemplated by this Agreement; provided that (i) any adverse effect or change after the date hereof resulting from or relating to general business or economic conditions shall be disregarded, (ii) any adverse effect or change after the date hereof resulting from or relating to conditions generally affecting the industry in which the Company competes shall be disregarded, (iii) any adverse effect or change resulting from or relating to the announcement or pendency of the Offer, the Merger or any other transaction contemplated by this Agreement (other than any default of the Company under the Credit Agreement or any related agreement, the Senior Subordinated Notes, or the terms of any other indebtedness of the Company or its subsidiaries resulting from such announcement or pendency or from the negotiation, execution or announcement of this Agreement) shall be disregarded, and (iv) any adverse effect or change resulting from compliance with any limitation on the Company's and its subsidiaries' operations imposed by this Agreement shall be disregarded.

                (b) Prior to the date of this Agreement, the Company has delivered to Parent complete and correct copies of the Company's Certificate of Incorporation and the By-laws and has made available complete and correct copies of the certificates of incorporation and by-laws (or other organizational documents) of each of its subsidiaries, in each case as in effect on the date of this Agreement.

                Section 3.2 Subsidiaries. Section 3.2 of the Disclosure Schedule lists all direct or indirect subsidiaries of the Company. Except as set forth in
Section 3.2 of the Disclosure Schedule, all the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company and/or one or more of its wholly owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), other than Liens pursuant to the Credit Agreement and related documents. Except as set forth in Section 3.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

                Section 3.3 Capital Structure. (a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common and (ii) 500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the close of business on June 7, 1999 there were: (i) 25,367,387 shares of Company Common Stock issued and outstanding (including no shares held in the treasury of the Company); (ii) 4,087,755 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options (with an average exercise price of $25.2533 for all such Company Stock Options), of which 4,012,755 shares are issuable under Company Stock Options at an exercise price below the Merger Consideration (the average exercise price for all such Company Stock Options being $24.8971), in all cases without taking into account Company Stock Options forfeited after March 30, 1999; (iii) 728,374 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued

Company Stock Options; (iv) 63,643 shares of Company Common Stock issuable upon redemption by the holders of the 63,643 outstanding Dividend Access Shares, par value $.01 per share (the "Dividend Access Shares"), of 3376249 Canada Inc., a Canadian corporation (the "Canadian Subsidiary"); (v) 1,737,845 shares of Company Common Stock issuable upon conversion by the holders of the $76,692,809 in aggregate principal amount of outstanding convertible subordinated notes of the Company (the "Convertible Subordinated Notes") (with a weighted average conversion price of $46.31 for all such Convertible Subordinated Notes), of which $31,367,000 in aggregate principal amount have conversion prices less than the Merger Consideration (the weighted average conversion price thereof being $35.395) and are convertible into 887,714 shares of Company Common Stock; (vi) one share of Voting Preferred Stock issued and outstanding with total voting power equal to the number of outstanding Dividend Access Shares; and (vii) 40,000 shares of Company Common Stock issuable upon the exercise of outstanding warrants with a per share exercise price of $26.00 and an expiration date of July 26, 1999 (the "Warrants"). No shares of Company Common Stock have been issued since June 7, 1999 except for any issued pursuant to the Company Stock Options described above. Except as set forth above, no shares of capital stock or outstanding other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of, and are not entitled to, preemptive rights. Except as set forth above, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                (b) Other than as set forth above or in Section 3.3 of the Disclosure Schedule , (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries and (ii) there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries.

                (c) The Company and the Company's Board of Directors have taken all actions necessary and required under the terms of the Warrants to provide that, effective simultaneously with the Effective Time, each Warrant will be exercisable solely for a sum in United States Dollars equal to the Per Share Price, without any interest thereon, and will no longer entitle the holder thereto to receive any capital stock of the Surviving Corporation. True and complete copies of the documentation effecting the aforementioned actions have been provided to Parent prior to the date hereof.

                (d) As of June 12, 1999, except as disclosed in the Company's proxy statement relating to its 1999 Annual Meeting of Stockholders, to the knowledge of the Company: (i) no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding Company Common Stock and (ii) no person has made any filing under the HSR Act with respect to the Company or the Company Common Stock.

                (e) As of June 7, 1999, the only outstanding indebtedness for borrowed money of the Company and its subsidiaries was (i) $150,000,000 in aggregate principal amount of 9-3/8% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes"), (ii) the Convertible Subordinated Notes, (iii) debt under the credit agreement dated as of August 14, 1998 among the Company, NationsBank, N.A., as Agent and the financial institutions named therein (the "Credit Agreement") of $398,000,000, and (iv) other indebtedness not exceeding $100,000,000, the sources of which, and amounts attributable to each such source, are set forth in Section 3.3(e) of the Disclosure Schedule (the "Other Indebtedness"). True and complete copies of the Senior Subordinated Notes, the Convertible Subordinated Notes, and the Credit Agreement (in each case, together with any related agreements) have been made available to Parent prior to the date hereof. Other than under the Credit Agreement and the Senior Subordinated Notes, no indebtedness for borrowed money of the Company or its subsidiaries is on terms which include any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its subsidiaries or restricts the ability of the Company or any of its subsidiaries to grant any Liens on its properties or assets.

                Section 3.4 Authority; Noncontravention. (a) The Company has the requisite corporate and other power and authority to enter into this Agreement and, subject to obtaining the Company Stockholder Approval (as defined in Section 3.4(c)) (if required under the DGCL), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval (if required under the DGCL). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                 (b) The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of the entire board (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and fair to and in the best interests of the stockholders of the Company and has taken all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement, the Offer, the Merger and the Tender Agreements, and (ii) resolved to recommend that the stockholders of the Company tender their Shares in the Offer and adopt this Agreement.

                 (c) The affirmative vote of a majority of the voting power of the outstanding shares of the Company Common Stock and the Voting Preferred Stock, voting together as a single class (the "Company Stockholder Approval"), is the only vote of the holders of any class or series of the Company's or its subsidiaries' securities necessary to approve this Agreement, the

Merger and the other transactions contemplated hereby. Each of the directors of the Company has committed to tender Shares owned by such director in the Offer and not to withdraw such Shares (and the Company will furnish to Parent written Tender Agreements from Mr. Frank AtLee, William Lynch, Paul Verrochi and Barnett Rukin as promptly as practicable after the date hereof and in any event no later than the date on which the Offer is commenced).

                  (d) Except as disclosed in Section 3.4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, "put" right with respect to or other imposition of any obligation, or to loss of any benefit under (each, a "Violation"), or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other contract, agreement, instrument, permit, concession, franchise or license (any of the foregoing, a "Contract") applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the Filings and Approvals referred to in Section 3.4(e), any judgment, order, decree, arbitration award, statute, law, ordinance, rule or regulation ("Laws") applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such Violations and Liens that could not, individually or in the aggregate, reasonably be reasonably be expected to have a Material Adverse Effect.

                  (e) No consent, approval, order or authorization ("Approvals") of or from, or registration, declaration, filing or notice ("Filings") with or to, any Federal, national, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") or third party is required by, of or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except for (i) filing of a premerger notification and report form under the HSR Act, the filing of any applicable pre-merger notification under the Canada Competition Act and obtaining a "no action" letter or similar approval ("Competition Act Approval") and the filing of an application for review and an approval under the Investment Canada Act ("Investment Canada Approval"), if applicable, and such Canadian federal, provincial, territorial or municipal regulatory authorities as may be applicable, (ii) the filing with the SEC of (x) the Schedule 14D-9, (y) if the Company Stockholder Approval is required under the DGCL, a proxy or information statement relating thereto (such proxy or information statement, as amended or supplemented from time to time, the "Proxy Statement") and (z) a Current Report on Form 8-K under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the applicable requirements of the ICA and the rules and regulations of the STB; (v) required filings with and notifications to the NYSE; (vi) the Approvals and Filings set forth in Section 3.4 of the Disclosure Schedule, and (vii) such other Approvals and Filings the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                Section 3.5 SEC Documents; Financial Statements; Undisclosed Liabilities. (a) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since May 14, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) filed after January 1, 1998 (the "Recent SEC Documents") as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Parent prior to the date of this Agreement). None of the Company's subsidiaries has been required to file any reports, schedules, forms, statements or other documents with the SEC.

                (b) The consolidated financial statements of the Company included in the Recent SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments in amounts not material individually or in the aggregate).

                (c) Except as set forth in the Financial Statements and except as disclosed in Section 3.5 of the Disclosure Schedule, at the date of the most recent audited financial statements of the Company included in the Recent SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                Section 3.6  Offer Documents, Etc. Neither:

                (i) the information supplied by the Company for inclusion or incorporation by reference in the Offer Documents (including any corrected information supplied by the Company), at the date filed with the SEC or distributed to the Company's stockholders, or at the consummation of the Offer; nor

                (ii) the Schedule 14D-9, at the date filed with the SEC or distributed to the Company's stockholders, or at the consummation of the Offer will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by the Company with respect to statements made in the Schedule 14D-9 in conformity with written information supplied by Parent, Holding Sub or Merger Sub expressly for inclusion therein. The Schedule 14D-9 and the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The information supplied by the Company (including any corrected information supplied by the Company) for inclusion in the Parent Circular (as defined in Section 4.2(e)), or any amendment thereof or supplement thereto, at the date filed with the LSE or distributed to Parent's shareholders or at the time of the Parent Shareholders Meeting, will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information.

                Section 3.7 Absence of Certain Changes or Events. Except as disclosed on Section 3.7 of the Disclosure Schedule, since January 1, 1999, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change; or (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                Section 3.8 Litigation; Labor Matters; Compliance with Laws. (a) Except as disclosed in the Recent SEC Documents, there is no suit, action, proceeding or investigation pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries and to the knowledge of the Company there is no basis for any such suit, action, proceeding or investigation, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries, other than any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (b) Except as disclosed in Section 3.8(b) of the Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is, or within the past three years was, the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (ii) there is no, and during the past three years has not been any, strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened; (iii) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's employees is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries; (iv) no grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries; and (v) neither the Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices.

                (c) The conduct of the business of each of the Company and each of its subsidiaries complies, and during the past three years has complied, with all Laws applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (d) Except for any of the following as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(i) each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders, including all motor carrier operating authorities from Governmental Entities (collectively, the "Company Permits"), that are necessary to own, lease and operate the properties of the Company and its subsidiaries and to carry on their business as owned, leased, operated or carried on as of the date of this Agreement; (ii) the Company Permits are in full force and effect; and (iii) there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits.

                Section 3.9    Employee Benefit Plans.

                (a) Except for Subsidiary Plans (as hereafter defined), Section
3.9 of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans"; provided, however, that any Company Plan sponsored or maintained by any subsidiary of the Company which could not, individually or in the aggregate, reasonably be expected to result in material liability to the Company shall be called a "Subsidiary Plan".

                (b) Except as set forth in Section 3.9 of the Disclosure Schedule, with respect to each Company Plan other than a Subsidiary Plan, the Company has delivered to Parent prior to the date hereof a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter;
(iii) any summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (I) the Form 5500 and attached schedules;

(II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

                (c) Except as set forth in Section 3.9 of the Disclosure Schedule, (i) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction), in each case, in all material respects; and (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; provided, however, with respect to any Subsidiary Plan, the foregoing representations shall only be made to the best knowledge of the Company.

                (d) Except to the extent that each of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or as disclosed in the Recent SEC Reports filed prior to the date hereof, (i) no Company Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived); (ii) no event or condition exists which could be deemed a reportable event within the meaning of ERISA Section 4043 which could result in a liability to the Company or any member of its Controlled Group and no condition exists which could subject the Company or any member of its Controlled Group to a fine under ERISA Section 4971; (iii) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (iv) neither the Company nor any other party has engaged in a prohibited transaction, as such term is defined under Code Section 4975 or ERISA Section 406, which would subject the Company or Parent to any taxes, penalties or other liabilities under the Code or ERISA; (v) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),
(c), (m) or (o)), to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction); (vi) all insurance premiums required to be paid and all contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction) as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the Merger; (vii) for each Company Plan with respect to which a Form 5500 has been filed, no change has occurred with respect to the matters covered by the most recent Form since the date thereof; (viii) no Company Plan provides for an increase in benefits on or after the Effective Time of the Merger; (ix) as of the Effective Time of the Merger, the Company and each member of its Controlled Group have made all required premium payments when due to the PBGC; (x) neither the Company nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination occurring on or prior to the Effective Time of the Merger; (xi) no amendment has occurred which has required or could require the Company or any member of its Controlled Group to provide security pursuant to Code Section 401(a)(29); and (xii) neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA Section 4069.

                (e) With respect to each of the Company Plans which is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA (or a substantially similar provision of a foreign jurisdiction), as of the Effective Time of the Merger, except as disclosed in
Section 3.9 of the Disclosure Schedule, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and projected basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                (f) With respect to any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Company or any member of its Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) the Company and each member of its Controlled Group has or will have, as of the Effective Time of the Merger, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement; (ii) neither the Company nor any member of its Controlled Group has incurred any withdrawal liability under Title IV of ERISA or, to the Company's knowledge, would be subject to such liability if, as of the Effective Time of the Merger, the Company or any member of its Controlled Group were to engage in a complete withdrawal (as defined in ERISA Section 4203) or partial withdrawal (as defined in ERISA Section 4205) from any such multiemployer plan; (iii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA Sections 4241 and 4245, respectively); and (iv) neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA Section 4212(c).

                (g) Except as set forth in Section 3.9(g) of the Disclosure Schedule or as it relates to a Subsidiary Plan where the liability, individually or in the aggregate, could not reasonably be expected to result in material liability to the Company, no Company Plan exists which could result in the payment to any Company employee of any money or other property or accelerate or provide any other rights or benefits to any Company employee as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

                Section 3.10 Taxes. Except as disclosed in Section 3.10 of the Disclosure Schedule: (i) the Company and each of its subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and each of its subsidiaries have paid all Taxes whether or not shown as due on such filed Tax Returns, (iii) the Company and each of its subsidiaries has withheld and paid all material taxes required to be withheld from amounts owing to any employee, creditor or third party; (iv) there are no pending or threatened in writing material audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its subsidiaries; (v) there are no material unresolved questions or claims concerning the Company's or any of its subsidiaries' Tax liability and there are no material deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its subsidiaries; (vi) neither the Company nor any of its subsidiaries has any liability with respect to Taxes which exceeds by any material amount the amounts accrued in respect thereof that are reflected in the Financial Statements (as defined below); (vii) there are no material Liens for Taxes upon the assets of the Company or any of its subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (viii) neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code (or any predecessor provision) or pursuant to any similar provision of foreign, state or local law and no amounts that are economically attributable to Taxable periods ending on or prior to the Closing Date will be required, for U.S. federal income tax purposes, to be taken into account in Taxable periods beginning after the Closing Date which, in each case, could materially increase Taxable income or reduce Taxable loss of the Company or any subsidiary in any Taxable period ending after the Closing Date. For purposes hereof, (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and (ii) "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

               Section 3.11 Environmental Matters. (a) Other than exceptions to any of the following that could not, individually or in any aggregation, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its subsidiaries complies and has complied with all applicable Environmental Laws, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws; (ii) to the knowledge of the Company, there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent the Company or any of its subsidiaries from (or increase the burden on the Company or any of its subsidiaries of) complying with applicable Environmental Laws or obtaining, renewing, or complying with all Environmental Permits required under such laws; (iii) no modification, revocation, reissuance, alteration, transfer, or amendment of any Environmental Permits held by the Company or any of its subsidiaries, and no review by, or approval of, any third party of such Environmental Permits, is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or any of its subsidiaries following such consummation; (iv) there are and have been no Materials of Environmental Concern, or other conditions, at any property owned, operated, or otherwise used by the Company or any of its subsidiaries now or, to the knowledge of the Company, in the past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries), or at any other location, that could give rise to any liability of the Company or any of its subsidiaries under any Environmental Law or result in costs to the Company or any of its subsidiaries arising out of any Environmental Law; (v) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Company or any of its subsidiaries is, or to the knowledge of the Company will be, named as a party is pending or, to the knowledge of the Company, threatened, nor is the Company the subject of any investigation or the recipient of any request for information in connection with any such proceeding or potential proceeding; (vi) none of the Company or any of its subsidiaries has entered into or agreed to any consent decree, order or agreement under any Environmental Law, and none of the Company or any of its subsidiaries is subject to any material judgment, decree, order or other material requirement relating to compliance with any Environmental Law or to Materials of Environmental Concern; and (vii) none of the Company or any of its subsidiaries has assumed or retained, by contract or by operation of law, any liabilities or obligations under any Environmental Laws or with respect to any Materials of Environmental Concern.

               (b) The Company has provided to Parent prior to the date hereof true and complete copies of all material Environmental Reports.

               (c) For purposes of this Agreement, the terms below are defined as follows:

               "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

               "Environmental Permits" means any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law in order to continue the business and operations of the Company and each of its subsidiaries and maintain the possession of each of their assets, as they are and have been operated or possessed, as the case may be.

               "Environmental Report" means any report, study, assessment, audit, or other similar document in the possession or control of the Company or any of its subsidiaries that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Company or any of its subsidiaries.

               "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

               Section 3.12 Contracts. Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, or would with the passage of time or the giving of notice or both be, in default in any respect under any Contract to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound, except for those defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section
3.12 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to or bound by any exclusive dealing arrangement or other Contract containing covenants which limit the ability of the Company or any subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, the Company or any subsidiary may carry on its business.

               Section 3.13 No Rights Plan. Neither the Company nor any of its subsidiaries has any stockholder rights plan, preferred stock purchase plan or similar arrangement.

               Section 3.14 Intellectual Property. Section 3.14 of the Disclosure Schedule sets forth all material patents, copyrights and trademarks owned or used by the Company and its subsidiaries and all other Intellectual Property which is registered or filed with, or has been submitted to, any Governmental Entity, and the nature of the Company's or such subsidiary' rights therein and thereto. The Company and its subsidiaries own and possess all Intellectual Property rights necessary for them to conduct their business as it is currently conducted and consistent with past practice, other than any failures thereof which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               For purposes of this Agreement "Intellectual Property" shall mean all rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including without limitation all:

               (i) (A) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, machines, manufactures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (B) copyrights and copyrightable works, including computer applications, programs, software, databases and related items;
        (C) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and (D) trade secrets and other confidential information; and

               (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing.

               Section 3.15 Year 2000. The Company and its subsidiaries have adopted a plan of testing and replacement (the "Y2K Plan") for the purpose of assuring that all computer hardware, software, databases, automated systems and other computer and telecommunications equipment owned or licensed by the Company and its subsidiaries ("Systems") can be used prior to, during and after the calendar year 2000 A.D., and will operate during each such time period, either on a stand-alone basis or by interacting or interoperating with third-party software

(provided that such third-party software is Y2K Compliant), without material error relating to the processing, calculating, comparing, sequencing or other use of date-related data (the foregoing ability, "Y2K Compliant"). The Y2K Plan has been made available to Parent, and the Company and its subsidiaries are in the process of effecting the Y2K Plan. All such Systems will be reprogrammed or replaced and tested and will be Y2K Compliant before any failure to be so compliant could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the costs of implementing the Y2K Plan and making such Systems Y2K Compliant could not reasonably be expected to have a Material Adverse Effect.

               Section 3.16 Ownership of Assets. Each of the Company and its subsidiaries has good and valid title to its properties and assets, and valid and subsisting leasehold interests in all properties or assets of which it is lessee or licensee, including all motorcoaches and other vehicles owned or operated by it, in each case free and clear of any Liens, except for Liens pursuant to the Credit Agreement, purchase money security interests under the Other Indebtedness and related documents and such defects and Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               Section 3.17 Insurance. The Company and its subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices or is required by law. All of the insurance policies, binders, or bonds maintained by the Company or its subsidiaries are in full force and effect; the Company and its subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion, in each instance except for cases which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 3.18 Brokers. No broker, investment banker, financial advisor or other person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company (pursuant to a fee agreement, a copy of which has been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

               Section 3.19 Opinion of Company Financial Advisor. The Company has received the written opinion of the Company Financial Advisor dated the date of this Agreement, to the effect that the Per Share Price and the Merger Consideration are fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Parent.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

               Parent, Holding Sub and Merger Sub represent and warrant to the Company as follows:

               Section 4.1 Organization and Standing. Each of Parent, Holding Sub and Merger Sub is duly organized, validly existing and, in the case of Holding Sub and Merger Sub, in good standing under the laws of the jurisdiction in which it is incorporated.

               Section 4.2 Authority; Noncontravention. (a) Each of Parent, Holding Sub and Merger Sub has the requisite corporate and other power and authority to enter into this Agreement and, subject to the Parent Shareholder Approval (as defined in Section 4.2(c)) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, Holding Sub and Merger Sub and the consummation by Parent, Holding Sub and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, Holding Sub and Merger Sub, subject, in the case of the consummation of the Offer and the Merger, to the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent, Holding Sub and Merger Sub and constitutes a valid and binding obligation of each of Parent, Holding Sub and Merger Sub, enforceable against each of Parent, Holding Sub and Merger Sub in accordance with its terms.

               (b) The Board of Directors of Parent, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are in the best interests of the Parent and its shareholders, (ii) resolved to recommend that the shareholders of Parent approve such transactions in accordance with the requirements of the LSE and (iii) appointed a committee to authorize and dispatch a circular, including a notice of extraordinary general meeting, to Parent's shareholders.

               (c) The affirmative vote of ordinary shareholders of Parent by way of ordinary resolution (the "Parent Shareholder Approval") is the only vote of the holders of any class or series of the Parent's or its subsidiaries' securities necessary to approve this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

               (d) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not result in any Violation under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the Memorandum and Articles of Association of Parent or the comparable organizational documents of any of its subsidiaries, (ii) any Contract applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the Filings and Approvals referred to in Section 4.2(e), any Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such Violations and Liens that individually or in the aggregate could not reasonably be expected to prevent, hinder or materially delay the ability of

Parent, Holding Sub or Merger Sub to consummate the transactions contemplated by this Agreement.

               (e) No Approval of or from or Filing with or to any Governmental Entity or third party is required by, of or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent, Holding Sub and Merger Sub or the consummation by Parent, Holding Sub and Merger Sub of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form under the HSR Act, the Competition Act Approval, the Investment Canada Approval, if applicable, and such Canadian federal, provincial, territorial or municipal transportation regulatory authorities as may be applicable; (ii) the filing of the Schedule 14D-1, a Statement of Beneficial Ownership on Schedule 13D, if required, and any requirements amendments thereto with the SEC; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iv) the applicable requirements of the ICA and the rules and regulations of the STB; (v) required filings with and notifications to the LSE, including a circular to be sent to Parent's shareholders in connection with the Parent Shareholders Meeting (the "Parent Circular"), containing (1) a notice convening the Parent Shareholders Meeting,
(2) such information as may be required by the listing rules of the LSE, (3) such other information (if any) as may be required by the LSE and (4) such other information as Parent and the Company shall agree to include therein; and (vi) such other Approvals and Filings the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to prevent, hinder or materially delay the ability of Parent, Holding Sub or Merger Sub to consummate the transactions contemplated by this Agreement.

               Section 4.3  Offer Documents, Proxy Statement, Etc.  Neither:

               (i) the Offer Documents, at the date filed with the SEC or distributed to the Company's stockholders, or at the consummation of the Offer; nor

               (ii) the information supplied by Parent for inclusion in the
        Schedule 14D-9 (including any corrected information supplied by Parent), at the date filed with the SEC or distributed to the Company's stockholders, or at the consummation of the Offer will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that no representation is made by Parent with respect to statements made in the Offer Documents in conformity with written information supplied by the Company expressly for inclusion or incorporation by reference in the Offer Documents. The Schedule 14D-1 and the Offer Documents will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

               Section 4.4 Financing. Either Parent or Holding Sub has, or will have prior to the consummation of the Offer, sufficient funds available to satisfy the obligation to pay for the Shares accepted for payment in the Offer. Either Parent or Merger Sub has, or will have prior to the Effective Time, sufficient funds available to satisfy the obligation to pay the Merger Consideration in the Merger.

               Section 4.5 Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan & Co. Incorporated and Noble Grossart Limited, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.


                                    ARTICLE V

                                    COVENANTS

               Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly provided in this Agreement,
(ii) with the prior written consent of Parent or (iii) as set forth on Section
5.1 of the Disclosure Schedule, after the date hereof and prior to the Control Date, the business of the Company and its subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and each of the Company and its subsidiaries shall use all reasonable efforts to preserve its business organization intact and preserve and maintain its rights and franchises and its relationships with its customers, suppliers, employees, independent contractors, creditors, business partners and others with whom it deals; the Company, in conducting its business and operations, shall have due regard for the interests of the holders of the Trust Certificates (as defined in the Voting Trust Agreement) as investors in the Company; and neither the Company nor any of its subsidiaries shall:

               (a) (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any of its capital stock other than dividends or distributions by the Company's wholly owned subsidiaries; (iii) split, combine or reclassify any of its capital stock; or (iii) issue, sell, transfer, pledge, dispose of or encumber, or redeem, purchase or otherwise acquire directly or indirectly, any shares of, or securities convertible into or exchangeable or redeemable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of, or any other ownership or equity interest (including, without limitation, any phantom interest or stock appreciation rights) in, the Company or its subsidiaries other than pursuant to exercises of Company Stock Options, conversions of the Convertible Subordinated Notes, redemptions of Dividend Access Shares and exercises of Warrants, in each case to the extent disclosed pursuant to Section 3.3;

               (b) transfer, lease, license, sell, mortgage, pledge, dispose of, or create or suffer to exist any Lien on any assets that are material to the Company and its subsidiaries, taken as a whole, other than Liens pursuant to the Credit Agreement, purchase money security interests under the Other Indebtedness and related documents and other than sales of assets in the ordinary course of business consistent with past practice;

               (c) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof, or any substantial portion of any assets thereof, other than acquisitions for total value not in excess of $50 million in the aggregate;

               (d) (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any employee other than increases in the ordinary course of business consistent as to timing and amount with past practice; (ii) except to the extent currently required under applicable law or the terms of the applicable agreement or arrangement, adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement; (iii) enter into any, or amend any existing, employment, consulting or severance agreement with, or grant any severance or termination pay to, any officer, director or employee of the Company or any of its subsidiaries, other than pursuant to existing plans or agreements copies of which have been made available to Parent prior to the date hereof; (iv) except with respect to the Company's foreign operations, as required by law or existing arrangements, make any additional contributions to any grantor trust created by the Company to provide funding for non-tax-qualified employee benefits or compensation; or (v) provide any severance program to any subsidiary which does not have a severance program as of the date of this Agreement;

               (e) enter into or materially modify any collective bargaining agreement, including any successor collective bargaining agreement;

               (f) enter into, modify or terminate any material Contract except in the ordinary course of business consistent with past practice;

               (g) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated, except in the ordinary course of business consistent with past practice;

               (h) (i) incur or assume any debt except for borrowings under existing credit facilities, debt incurred in connection with permitted acquisitions in an aggregate outstanding amount not to exceed $65 million at any one time (including no more than $15 million in assumed debt) and additional borrowings in an aggregate outstanding amount not to exceed $20 million at any time (any newly incurred debt to be on terms no less favorable to the Company and its subsidiaries in any material respect than the existing credit facilities); (ii) assume, guarantee, endorse, enter into any "keep well" or other similar agreement, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations or financial condition of any person other than the Company or its wholly owned subsidiaries, except in the ordinary course of business consistent with past practice and where the amount involved, individually or in the aggregate, is not material; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the

        Company or customary loans or advances to employees in accordance with past practice); or (iv) make any capital expenditure in excess of $1 million with respect to any individual or series of related capital expenditures or $15 million in the aggregate for all capital expenditures;

               (i) change any of its material accounting principles, except as required by generally accepted accounting principles;

               (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its subsidiaries or any agreement (other than a confidentiality agreement pursuant to Section 5.5) relating to an Acquisition Proposal (as defined in Section 5.5);

               (k) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, other than the Company or its wholly owned subsidiaries, including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of Regulation S-K under the Securities Act that would be required to be disclosed under such Item 404;

               (l)  make any material Tax election;

               (m) (i) pay, discharge or satisfy any claim, liability or obligation (including contingent claims, liabilities and obligations), other than in the ordinary course of business consistent with past practice; or (ii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation not relating to the transactions contemplated hereby and which could not reasonably be expected to prejudice materially the Company or its subsidiaries in any other pending or future litigation, where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $1 million, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $5 million;

               (n) take any action which would make any of the Company's representations and warranties herein untrue or incorrect in a manner that would, or any other action that would, result in any of the conditions set forth in Annex I not being satisfied; or

               (o) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, or to agree to do, any of the foregoing.

               Section 5.2 Access to Information. The Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during normal business hours, during the period prior to the Effective Time, to all of its and its subsidiaries' personnel, properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Company and its subsidiaries) and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws or which is otherwise material to the Company and its subsidiaries and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including any Tax Returns or other Tax related information pertaining to the Company and its subsidiaries). Parent will hold any such information in confidence to the extent required by and in accordance with the provisions of the existing letter agreement dated June 2, 1999 (the "Confidentiality Agreement") addressed to the Company from Parent and executed and delivered by each of them. No investigation pursuant to this Section 5.2 or otherwise shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

               Section 5.3 Consents and Approvals. (a) Each of the Company, Parent, Holding Sub and Merger Sub will use all reasonable best efforts to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity, including, without limitation, any schedule, or reports required to be filed with the SEC, and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent, Holding Sub and Merger Sub will, and will cause its subsidiaries to, use all reasonable best efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, Holding Sub, Merger Sub, the Company or any of their subsidiaries in connection with the Offer, the Merger or the taking of any other action contemplated by this Agreement.

               (b) Parent, on the one hand and the Company on the other shall, and each shall cause its subsidiaries to, subject to the following sentences,
(i) cooperate with one another to prepare and present to the STB, as soon as practicable, all filings and other presentations in connection with seeking any STB approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement, (ii) prosecute such filings and other presentations with diligence, (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such STB approval by persons not party to this Agreement, and (iv) take all such further action as in the reasonable judgment of Parent and the Company may facilitate obtaining a final order or orders of the STB approving such transactions consistent with this Agreement and the transactions contemplated herein. Without in any way limiting Parent's obligations under Section 1.4 and subject to consultations with the Company and, after giving good faith consideration to the views of the Company, Parent shall have final authority over the development, presentation and conduct of the STB case, including over decisions as to whether to agree to or acquiesce in conditions.

               Section 5.4 Employee Matters. (a) For a period of one year following the Effective Time, Parent shall or shall cause the Surviving Corporation to either continue the existing Company Plans or provide benefits to employees of the Company and its subsidiaries under substitute plans or arrangements ("Parent Benefit Plans") that are no less favorable, in the aggregate, to such employees than those provided under such existing Company Plans.

               (b) With respect to any Parent Benefit Plan in which the Company's or its subsidiaries' employees participate effective as of the Closing Date, Parent shall, or shall cause the Surviving Corporation to: (A) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees under any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, (B) provide each employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of the employees with the Company or any subsidiary for all purposes (excluding for benefit accrual) in any Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Company Plan immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

               Section 5.5 No Solicitation. (a) The Company shall not, and it shall cause its subsidiaries, directors, officers, employees, financial and other advisors, agents, representatives, affiliates and others working on its behalf or at its direction (collectively, "Company Representatives") not to, initiate, solicit, encourage or facilitate offers, inquiries or proposals with respect to, or furnish any information relating to or participate in any negotiations or discussions concerning, any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, or any purchase or sale of more than 10% of the assets (including stock of subsidiaries) of the Company and its subsidiaries taken as a whole, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of the Company or any of its subsidiaries (an "Acquisition Proposal"), other than as contemplated by this Agreement.

               (b) Notwithstanding Section 5.5(a), if the Company is not otherwise in breach or violation of this Section 5.5, until the Offer shall have been consummated, the Board of Directors of the Company may, directly or indirectly through Company Representatives: (x) furnish information concerning the Company and its subsidiaries to any Person with respect to an Acquisition Proposal pursuant to appropriate confidentiality agreements with terms substantially similar to those contained in the Confidentiality Agreement (including with respect to "standstill" provisions), and (y) negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal, if in either case (x) or (y), (i) such Person has submitted a bona fide written Acquisition Proposal to the Company after the date hereof which constitutes a Superior Proposal (as defined below) and (ii) in the good faith judgment of the Board of Directors of the Company, only after receipt of and based upon advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law. In addition, nothing herein shall restrict the

Company Board of Directors from, to the extent required, complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, subject to any rights of Parent to terminate this Agreement and receive payment of any fee due under Article VII as a result thereof.

               (c) The Company shall notify Parent immediately of any inquiries, proposals or offers received by, information requested from, or discussions or negotiations sought to be initiated or continued with, it or any of Company Representatives with respect to, or which could reasonably be expected to lead to, an Acquisition Proposal indicating, in connection with each such notice, the name of such person (unless the proposed consideration consists solely of cash) and the material terms, conditions and other aspects of any such inquiries, proposals, offers, requests, discussions or negotiations, including promptly forwarding copies of any written Acquisition Proposals (with redactions of the proposing party's identity, if the proposed consideration consists solely of cash), and promptly keep Parent informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. The Company agrees immediately to cease and to cause to be terminated any activities, discussions or negotiations conducted on or prior to the date of this Agreement with any parties other than Parent, with respect to any of the foregoing. Neither the Company nor any subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Parent unless the Company's Board of Directors determines in good faith, only after receipt of and based upon advice from outside legal counsel to the Company, that it is required by fiduciary duties under applicable law to take such action in response to a Superior Proposal.

               (d) For purposes of this Agreement, a "Superior Proposal" means a bona fide written Acquisition Proposal made by a third party after the date hereof:

               (i) as a result of which (A) the Company's stockholders prior to such transaction would in the aggregate cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or (B) at least 50% of the assets of the Company and its subsidiaries taken as a whole would be transferred to an unaffiliated third party; and

               (ii) which the Board of Directors of the Company in its good faith judgment, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal and after consultation with and based on the advice of outside counsel and a nationally recognized financial advisor, determines (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is financially superior and more favorable to the holders of Company Common Stock than the Offer and the Merger (taken together).

               Section 5.6 Certain Financing Matters. The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees and advisors to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the consummation of the Offer, including without limitation any financing to be provided to the Company or any of its subsidiaries by the Parent. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of Parent, to call for prepayment or redemption, conduct a tender offer for, or prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company and its subsidiaries, including, without limitation, indebtedness under the Credit Agreement, the Senior Subordinated Notes and the Convertible Subordinated Notes; provided that no such prepayment or redemption or purchase under any tender offer shall themselves actually be required to be made or consummated until contemporaneously with or after the consummation of the Offer.

               Section 5.7 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, and to remove any injunctions or other impediments or delays, legal or otherwise, to consummate the Offer and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as practicable. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent, Holding Sub and Merger Sub shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

               Section 5.8 Publicity. So long as this Agreement is in effect, neither the Company nor Parent nor their affiliates shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without prior consultation with and approval (not to be unreasonably withheld or delayed) of the other party, except as may be required by law or by obligations pursuant to any listing agreement with, or the listing rules of, a national securities exchange, and in such case shall use all reasonable efforts to consult with and obtain approval of the other party prior to such release or announcement being issued.

               Section 5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event which would be likely to cause any representation or warranty of the Company or Parent, Holding Sub and Merger Sub, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure or inability of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 5.10 Directors' and Officers' Insurance and Indemnification. (a) Parent agrees that at all times after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's subsidiaries or person entitled to indemnification (individually an "Indemnified Party" and collectively the "Indemnified Parties"), subject to applicable law, to the same extent and in the same manner as is now provided in the respective certificates of incorporation or by-laws or similar organizational documents of the Company and such subsidiaries or otherwise in effect on the date hereof. The

Surviving Corporation shall maintain in effect for not less than six (6) years after consummation of the Merger the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries on the date of this Agreement or policies having comparable coverage, terms and conditions, with respect to matters existing or occurring at or prior to the Effective Time, to the extent available; provided that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance (as disclosed to Parent in writing prior to the date hereof), although it shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

               (b) Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, Parent shall pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, subject to the provision by such Indemnified Party of an undertaking to reimburse such payments in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Parent shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.10 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

               (c) Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party, Parent and the Surviving Corporation, retained at Parent's and the Surviving Corporation's expense.

               (d) This Section 5.10 is intended to benefit and shall be enforceable by the Indemnified Parties and their respective heirs, executors and personal representatives and shall be binding on and enforceable against Parent, Holding Sub, Merger Sub and the Surviving Corporation and their successors and assigns in accordance with Delaware law.

               Section 5.11 Proxy Statement; Company Stockholders Meeting. (a) As soon as practicable following the date hereof at the request of Parent, the Company shall prepare and file with the SEC the Proxy Statement and shall use all reasonable efforts to resolve any comments of the SEC with respect to the Proxy Statement as promptly as practicable. Parent shall cooperate with the Company in the preparation of the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, all of which filings and responses shall be subject to Parent's prior consent, not to be unreasonably withheld. The Company will provide to Parent promptly copies of all correspondence between it or any of its representatives and the SEC. Parent shall furnish all information concerning it required to be included in the Proxy Statement, and as promptly as practicable, the Proxy Statement will be mailed to the stockholders of the Company. The Company will advise Parent promptly after it receives notice thereof of any request or demand by the SEC or the NYSE for amendment of the Proxy Statement.

               (b) If the Company Stockholder Approval is required under the DGCL to consummate the Merger and is required to be given at a duly held meeting of stockholders, the Company shall, as promptly as reasonably practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval and shall take all lawful action to solicit the Company Stockholder Approval. Unless otherwise required by their fiduciary duties under applicable law, the Board of Directors of the Company shall (i) recommend adoption of this Agreement by the stockholders of the Company to the effect as set forth in Section 3.4, and (ii) not withdraw, modify or qualify in any manner adverse to Parent such recommendation (or its recommendation that holders of Shares tender their Shares in the Offer) or take any action or make any statement in connection with the Company Stockholders Meeting (or the Offer) inconsistent with such recommendation (collectively, an "Adverse Change in the Company Recommendation"). The Company shall use all reasonable efforts to obtain any necessary Approvals to permit the Company Stockholder Approval to be effected by written consent. Subject to its right to terminate this Agreement in accordance with its terms, the Company shall be required to take the actions specified in
Section 5.11(a) and the first sentence of this Section 5.11(b), and satisfy all its other obligations under this Agreement, whether or not the Company Board of Directors makes an Adverse Change in the Company Recommendation after the date hereof.

               (c) Parent agrees that it will vote at the Company Stockholders' Meeting or give consents with respect to, or cause to be voted or to have consents given with respect of (including, prior to the Control Date, by causing the Trustees to vote pursuant to the Voting Trust Agreement), all Shares then owned by it or Holding Sub or any of Parent's other subsidiaries and affiliates (including any shares held in the Voting Trust) in favor of the adoption of this Agreement.

               (d) Notwithstanding the foregoing, in the event that Holding Sub shall acquire at least 90% of the then-outstanding Shares, the parties hereto agree, at the request of Holding Sub, subject to Article VI, the DGCL, the ICA and the rules and regulations of the STB, to take (and prior to the Control Date to cause the Trustees to take) all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

               Section 5.12 Parent Circular; Parent Shareholders Meeting. (a) As soon as practicable following the date of this Agreement, Parent shall prepare and obtain the approval of the LSE of the Parent Circular. The Company shall cooperate with Parent in the preparation of the Parent Circular. Parent shall give the Company and its counsel a reasonable opportunity to review the Parent Circular prior to its being lodged with the LSE for approval and shall give the Company and its counsel a reasonable opportunity to review all amendments and supplements to the Parent Circular and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the LSE. Parent will provide to the Company promptly copies of all correspondence between it or any of its representatives and the LSE. The Company shall furnish all information concerning it required to be included in the Parent Circular, and as promptly as practicable, the Parent Circular will be mailed to the shareholders of Parent. Parent will advise the Company promptly after it receives notice thereof of any request or demand by the LSE for amendment of the Parent Circular. The Parent Circular and any supplements thereto and any other circulars or documents issued to shareholders or employees of Parent will contain all particulars relating to Parent and the Company required to comply in all material respects with all United Kingdom statutory and other legal provisions (including, without limitation, the Companies Act of 1985 of the United Kingdom, as amended (the "Companies Act"), the Financial Services Act 1986 and the rules and regulations made thereunder, and the rules and requirements of the LSE and the City Code) and, at the date filed with the LSE or distributed to Parent's shareholders or at the time of the Parent Shareholders Meeting, all such information contained in such documents will be substantially in accordance with the facts and will not omit anything material likely to affect the import of such information.

               (b) Parent shall, as promptly as reasonably practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval and shall take all lawful action to solicit the Parent Shareholder Approval. Parent shall use its reasonable best efforts to hold the Parent Shareholders Meeting on or before July 26, 1999. Unless otherwise required by their fiduciary duties under applicable law, the Board of Directors of the Parent shall (i) recommend that the shareholders of the Parent vote in favor of the resolution to be proposed at the Parent Shareholders Meeting and required for the implementation of the Offer and the Merger, and (ii) not withdraw, modify or qualify in any manner adverse to the Company such recommendation or take any action or make any statement in connection with the Parent Shareholders Meeting inconsistent with such recommendation (collectively, an "Adverse Change in the Parent Recommendation"). Subject to its right to terminate this Agreement in accordance with its terms, Parent shall be required to take the actions specified in Section 5.12(a) and the first sentence of this Section 5.12(b), and satisfy all its other obligations under this Agreement, whether or not the Parent Board of Directors makes an Adverse Change in the Parent Recommendation after the date hereof.

               Section 5.13 Registration Rights for Shares Deposited in Voting Trust. The Company shall, if requested by any Trustee at any time and from time to time within three years after the termination of this Agreement while any securities of the Company or any of its subsidiaries remain in the Voting Trust, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all securities that have been deposited in the Voting Trust, in accordance with the intended method of sale or other disposition stated by the Trustee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the Company shall use its reasonable best efforts to qualify such securities under any applicable state securities laws. The Trustee and Parent shall use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Company shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefore, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days in the aggregate with respect to any registration statement if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. The costs of any registration statement prepared and filed under this Section, and any sale covered thereby, shall be shared equally by the Company and Parent except for underwriting discounts or commission, brokers' fees and the fees and disbursements of the Trustee's and Parents' counsel related thereto (which shall be paid by Parent). The Trustee and Parent shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section, the Company effects a registration under the Securities Act of the Company's securities for its own account or for any other of its stockholders (other than on Form S-4, Form S-8, or any successor form), it shall allow the Trustee the right to participate in such registration, and such participation shall not affect the obligation of the Company to effect demand registration statements for the Trustee under this Section; provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include the securities requested to be included therein by the Trustee only after including all securities intended to be included therein by the Company. In connection with any registration pursuant to this Section, the Company and Parent shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

               Section 5.14 Dividend Access Shares. Prior to the commencement of the Offer, the Company will enter into an agreement with each holder of Dividend Access Shares (the "Dividend Access Share Purchase Agreements"), which shall be substantially in the form previously furnished to Parent, and take any other necessary action to ensure that none of the Company, the Canadian Subsidiary, the Surviving Corporation, Parent or any other affiliate of Parent will be required under the terms of the Dividend Access Shares, the Support Agreement with respect to the Dividend Access Shares (the "Support Agreement") or otherwise, to, and none of them will bear any liability or other obligation for failing to: (i) permit the holders of Dividend Access Shares to retract their Dividend Access Shares as against the Canadian Subsidiary and receive Shares in exchange therefor for the sole purpose of tendering such Shares in the Offer, effective and conditional only upon the consummation of the Offer, all as contemplated by the Support Agreement (it being understood that Holding Sub shall not be required to accept tenders of, nor shall Parent or Holding Sub otherwise be required to acquire, Dividend Access Shares in the Offer or otherwise); or (ii) following the Effective Time, issue or otherwise deliver any shares in the capital stock of the Company, the Surviving Corporation, the Canadian Subsidiary, Parent or any other affiliate of Parent or any other securities or property other than a sum in United States Dollars equal to the Per Share Price, without any interest thereon, in respect of or in exchange for, whether pursuant to a retraction or otherwise, any

Dividend Access Share. True and complete copies of all executed Dividend Access Share Purchase Agreements will be provided to Parent upon execution thereof.


                                   ARTICLE VI

                                   CONDITIONS

               Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

               (a) Holding Sub shall have purchased the Shares pursuant to the Offer (provided that the purchase of Shares pursuant to the Offer shall not be a condition to the obligations of Parent and Merger Sub hereunder if Holding Sub shall fail to accept for payment and pay for Shares pursuant to the Offer in violation of the terms thereof or of this Agreement).

               (b) If required under the DGCL, the Company Stockholder Approval shall have been obtained.

               (c) No court, arbitrator or other Governmental Entity shall have issued any order, injunction, decree or ruling, and there shall not be any other Law, restraining, enjoining or prohibiting the consummation of the Merger.


                                   ARTICLE VII

                                   TERMINATION

               Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

               (a)  by the mutual written consent of Parent and the Company;

               (b) by either of the Company or Parent:

                       (i) if (A) the Offer expires or terminates in accordance
               with the terms hereof without the purchase of any Shares thereunder or (B) Holding Sub shall not have purchased Shares under the Offer prior to January 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party to the extent that the delay in consummating the Offer is due to such party's material breach of this Agreement;

                       (ii) if any Governmental Entity shall have issued an
               order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

                       (iii) prior to the consummation of the Offer, if the
               other party has breached any of its representations, warranties, covenants or agreements set forth herein such that any of the conditions set forth in Annex I would not be satisfied, which breach, to the extent curable, is not cured within ten business days of receipt of written notice of breach by the breaching party; or

                       (iv) the Parent Shareholder Approval shall not have been
               obtained at the Parent Shareholders Meeting;

               (c) by the Company, prior to consummation of the Offer, upon three business days' prior written notice to Parent (which notice shall entitle Parent to terminate this Agreement pursuant to Section 7.1(d)), in order to accept a proposal which its Board of Directors shall have determined as of the date of such notice is a Superior Proposal and such Board of Directors shall have concluded in good faith, only after receipt of and based on advice of its outside legal counsel, that its fiduciary duties would require it to accept such Superior Proposal; provided, however, that (i) any financing with respect thereto is committed for the full amount required, (ii) the Company shall have fully complied with its obligations under Section 5.5, (iii) such notice shall include a copy of any proposed or definitive documentation relating to such Superior Proposal, and shall otherwise indicate all material terms and conditions with respect thereto, (iv) prior to any such termination, the Company shall, if requested by Parent in connection with any revised proposal Parent might make, negotiate in good faith for such three business day period with Parent, (v) the Board of Directors of the Company shall have concluded in good faith, only after receipt of and based on advice of its outside legal counsel and a nationally recognized financial advisor, as of the effective date of such termination, after taking into account any revised proposal by Parent during such three business day period, that such third party proposal remains a Superior Proposal (and such financing remains so committed) which the Board of Directors of the Company is obligated to accept under its fiduciary duties and (vi) immediately following such termination, the Company enters into definitive and binding documentation with respect to such Superior Proposal; and provided, further, that it shall be a condition to termination pursuant to this
        Section 7.1(c) that the Company shall have made the payment of the fee to Parent required by Section 7.2;

               (d) by Parent if prior to the consummation of the Offer: (i) the Company shall have delivered the notice described in Section 7.1(c),
        (ii) the Board of Directors of the Company shall have effected an Adverse Change in the Company Recommendation or shall have approved or recommended another Acquisition Proposal or failed to reconfirm its recommendation set forth in Section 3.4, if so requested by Parent, within fifteen days following such request, or (iii) the Company shall have engaged in negotiations with a third party after the date hereof with respect to any Acquisition Proposal and shall not have fully and unconditionally rejected such proposal (including, if such Acquisition Proposal was publicly announced or known, by publicly announcing such rejection) within three business days of first engaging in any negotiations with respect to such Acquisition Proposal; or

               (e) by Parent if prior to the consummation of the Offer any person or group (within the meaning of Section 13(d)(3) of the Exchange
        Act) acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 20% of the combined voting power of the Company Common Stock and the Voting Preferred Stock.

               Section 7.2 Effect of Termination. (a) In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Holding Sub, Merger Sub or the Company except (i) for fraud or for breach of this Agreement or the Confidentiality Agreement and (ii) as set forth in Sections 5.13, 7.2 and 8.1 hereof and in the penultimate sentence of Section 5.2.

               (b) The Company shall pay Parent the sum of $35 million if this Agreement is terminated solely as follows:

               (i) by Parent pursuant to Section 7.1(b)(iii) if the breach giving rise to such termination right occurred at a time after the Company shall have received or become aware of an Acquisition Proposal (other than any such proposal submitted prior to the date hereof) and within twelve months of such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (which fee shall be payable immediately upon the earlier of execution of such agreement or consummation of an Acquisition Proposal); or

               (ii) by the Company pursuant to Section 7.1(c) (which fee shall be payable as a condition to such termination) or by Parent pursuant to
        Section 7.1(d)(i) (which fee shall be payable immediately upon such termination); or

               (iii) (A) by Parent or the Company pursuant to Section 7.1(b)(i)(A) (provided that (1) prior to such termination an Acquisition Proposal with respect to the Company shall have been publicly announced or otherwise become public, (2) on the date of expiration or termination of the Offer the Minimum Condition has not been satisfied, and (3) on such date there is no other condition to the Offer which has failed to be satisfied as a result of a material breach of this Agreement by Parent, Holding Sub or Merger Sub), or (B) by Parent pursuant to Section 7.1(d)(ii) or (iii) or 7.1(e), if, in the case of either clause (A) or
        (B), within twelve months of any such termination, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (which fee shall be payable immediately upon the earlier of execution of such agreement or consummation of an Acquisition Proposal); or

                (iv) by Parent pursuant to Section 7.1(e), if prior to or within twelve months after any such termination, any person or group acquired or acquires beneficial ownership of more than 40% of the combined voting power of the Company Common Stock, the Voting Preferred Stock and any other voting capital stock of the Company (which fee shall be payable immediately upon the later of such acquisition or such termination).

               (c) Parent shall pay the Company the sum of $25 million if this Agreement is terminated by either party pursuant to Section 7.1(b)(iv) and prior to the Parent Shareholders Meeting there shall have been an Adverse Change in the Parent Recommendation.

               (d) If this Agreement is terminated by either party pursuant to
Section 7.1(b)(i)(A) (provided that (1) on the date of expiration or termination of the Offer the Minimum Condition has not been satisfied and (2) on such date all other conditions to the Offer have been satisfied or waived), then upon and following such termination the Company shall be required to reimburse Parent and its affiliates for all reasonable out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger, any financing thereof or in respect therewith, and the negotiation, preparation, execution and diligence in respect of this Agreement (including, without limitation, fees and disbursements payable to banks, investment banking firms, dealer managers and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, depositaries, information agents, experts and consultants) ("Expenses") up to an aggregate maximum reimbursement of $5 million. The Company shall pay the amounts requested within three business days of such requests (accompanied by a submission of statements therefor). Notwithstanding anything to the contrary in this Section 7.2, the maximum aggregate amount that the Company shall be required to pay pursuant to Section 7.2(b) and 7.2(d) shall be $35 million.

               (e) If this Agreement is terminated by either party pursuant to
Section 7.1(b)(iv) and prior to the Parent Shareholders Meeting there shall not have been an Adverse Change in the Parent Recommendation, then upon and following such termination Parent shall be required to reimburse the Company and its affiliates for all Expenses actually incurred by any of them or on their behalf up to an aggregate maximum reimbursement of $5 million. Parent shall pay the amounts requested within three business days of such requests (accompanied by a submission of statements therefor). Notwithstanding anything to the contrary in this Section 7.2, the maximum aggregate amount that Parent shall be required to pay pursuant to Section 7.2(c) and 7.2(e) shall be $25 million.

               (f) In addition to the other provisions of this Section 7.2, in the event a fee or Expenses is or becomes payable pursuant to Section 7.2(b),
(c), (d) or (e) hereof, the party required to pay such fee or Expenses shall promptly, but in no event later than three business days following written notice thereof, together with related bills or receipts, to reimburse the other party for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such fee or Expenses as a result of any breach by the party required to pay such fee or Expenses of its obligations under this Section 7.2.




                                  ARTICLE VIII

                                  MISCELLANEOUS

               Section 8.1 Costs and Expenses. Except as expressly otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

               Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company or the shareholders of Parent contemplated hereby, only by written agreement of the parties hereto, pursuant to action taken by their respective Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company or Parent, no such amendment, modification or supplement which by law requires prior approval of the stockholders of the Company or Parent shall be made unless such approval has been obtained.

               Section 8.3 Waiver; Remedies Cumulative. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto: (i) extend the time for the performance of any of the obligations or other acts;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               Section 8.4 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

               Section 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)     if to Parent, Holding Sub or Merger Sub, to:

                       Stagecoach Holdings plc
                       20 Charlotte Street
                       Perth PH1 5LL
                       Scotland
                       Attention:   Keith Cochrane
                       Telecopy No.: +44-1738-643-648

                       with a copy to:

                       Simpson Thacher & Bartlett
                       99 Bishopsgate
                       21st Floor
                       London, England  EC2M 3YH
                       Attention:  Michael O. Wolfson, Esq.
                       Telecopy No.: +44-207-422-4022

               (b)     if to the Company, to:

                       Coach USA, Inc.
                       One Riverway
                       Suite 600
                       Houston, Texas  77056
                       Attention:   Douglas M. Cerny
                       Telecopy No.: +1-713-888-0257

                       with a copy to:

                       Locke Liddell & Sapp LLP
                       3400 Chase Tower
                       600 Travis Street
                       Houston, Texas 77002-3095
                       Attention: Gene G. Lewis, Esq.
                       Telecopy No.: +1-713-223-3717

               Section 8.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "business day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York; Houston, Texas; or London, England are authorized or obligated by law or executive order to close; provided that, for purposes of calculating business days in connection with the Offer, the term "business day" shall have the meaning assigned in Rule 14d-1(e)(6) under the Exchange Act. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), and the term "subsidiary" means, with respect to Parent, the Company or any other person, any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent, the Company or such other person owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity. References to the Company and its subsidiaries in relation to prior periods shall be deemed to include any persons or entities from whom they acquired any portion of the business conducted by them, but only with respect to the businesses so acquired.

               Section 8.7 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

               Section 8.8 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Exclusivity Letter Agreement dated June 3, 1999 and (b) except as provided in Section 5.10 with respect to the Indemnified Parties, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

               Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof without the posting of any bond or security, in addition to any other remedy at law or equity.

               Section 8.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof except, in the case of Parent, to the extent that the Companies Act or English or Scottish law are applicable to it.

               Section 8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Holding Sub or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               Section 8.13 Consent to Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto:

                     (i) consents to submit itself to the personal jurisdiction of (A) the United States District Court for the Southern District of New York and any appellate courts therefrom in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement to the extent such court would have subject matter jurisdiction with respect to such dispute and (B) the Chancery or other Courts of the State of Delaware otherwise;

                     (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court;

                     (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts;

                     (iv) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a party at its address set forth in Section 8.5 or at such other address of which a party shall have been notified pursuant thereto;

                     (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                     (vi) agrees to appoint an agent for service of process in Delaware.

               (B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [Continued on next page.]

               IN WITNESS WHEREOF, Parent, Holding Sub, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       STAGECOACH HOLDINGS plc


                                       By: /s/ Keith Cochrane
                                           ----------------------------------
                                           Name:  Keith Cochrane
                                           Title:  Group Finance Director


                                       SCH HOLDINGS CORP.


                                       By: /s/ Keith Cochrane
                                           ----------------------------------
                                           Name:  Keith Cochrane
                                           Title:  President


                                       SCH ACQUISITION CORP.


                                       By: /s/ Keith Cochrane
                                           ----------------------------------
                                           Name:  Keith Cochrane
                                           Title:  President


                                       COACH USA, INC.


                                       By: /s/ Lawrence K. King
                                           ----------------------------------
                                           Name:  Lawrence K. King
                                           Title:  Chief Executive Officer

                                     ANNEX I

                             CONDITIONS OF THE OFFER


                  The capitalized terms used in this Annex I have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement.

                  Notwithstanding any other provisions of the Offer, and in addition to the conditions that (i) at the expiration of the Offer there shall have been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which constitutes more than 50% of the voting power (determined on a fully-diluted basis) on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger (the "Minimum Condition") (for purposes of determining at any time whether the Minimum Condition has been met, each outstanding Share legally or beneficially owned by Parent or Holding Sub or any of its affiliates at the commencement of the Offer shall be deemed validly tendered under the Offer and not withdrawn), (ii) any and all applicable waiting periods under the HSR Act shall have expired or been terminated and (iii) the staff of the STB shall have given Parent a favorable informal advisory opinion to the effect that the proposed use of the Voting Trust will effectively insulate Parent from acquiring unlawful control of the Company and such advisory opinion shall not have been withdrawn or the STB shall have approved Parent's and Holding Sub's acquisition of the federally regulated carriers controlled by the Company, Holding Sub shall not be required to accept for payment, or subject to applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Holding Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), purchase or pay for any Shares tendered pursuant to the Offer, may postpone the acceptance for payment of Shares tendered, and subject to the terms and conditions of the Merger Agreement may terminate the Offer, if at any time on or after June 12, 1999 and at or before the time of payment for any such Shares any of the following conditions shall occur or has occurred:

                  (a) (i) the representations and warranties of the Company set forth in the Merger Agreement shall not have been true and correct as of the date of the Merger Agreement, or shall not be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality or Material Adverse Effect by their terms) as of the expiration of the Offer as though made on and as of the expiration of the Offer (except to the extent that such representations and warranties speak as of a specific date, which representations and warranties shall have been true and correct as of such date), or (ii) the Company shall have breached in any material respect any covenants contained in the Merger Agreement;

                  (b) there shall have been any Law promulgated, enacted, entered, enforced or issued by any Governmental Entity which would have the effect of (i) making the purchase of, or payment for, some or all of the Shares by Parent or Holding Sub or their affiliates pursuant to the Offer or the Merger illegal, or making the Voting Trust illegal,
         (ii) otherwise preventing consummation of the Offer or Merger; (iii) except for the Voting Trust, prohibiting the ownership or operation by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or Parent or its subsidiaries, taken as a whole; (iv) except for the Voting Trust, materially limiting the ownership or operation by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or Parent or its subsidiaries, taken as a whole, as a result of the transactions contemplated by the Offer or the Merger; (v) except for the Voting Trust, imposing limitations on the ability of Parent, Holding Sub or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or Holding Sub or any of its affiliates on all matters properly presented to the stockholders of the Company, including, without limitation, the adoption of the Agreement or the right to vote any shares of capital stock of any significant subsidiary (as defined in Regulation S-X), directly or indirectly owned by the Company; or (vi) requiring divestiture by Parent or Holding Sub or any of their affiliates of any Shares; and, in each case, no action or proceeding seeking to do any of the foregoing which has been instituted by any Governmental Entity or other person shall be pending;

                  (c) the Merger Agreement shall have been terminated by the Company or Parent in accordance with its terms;

                  (d) there shall have occurred or exist any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (e) any Approval or Filing required to be obtained from or made with Governmental Entities or third parties in connection with the Offer or the Merger shall not have been obtained or made or shall not be in full force and effect, other than any the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to materially reduce the benefits to Parent of ownership of the Company and its subsidiaries; or

                  (f) the Parent Shareholder Approval shall not have been obtained.

                  The foregoing conditions are for the sole benefit of Holding Sub and may be asserted by Holding Sub regardless of the circumstances giving rise to such condition. The foregoing conditions (other than the Minimum Condition, the HSR Condition, the STB Condition and the condition set forth in clause (c) above) may be waived by Holding Sub in whole or in part at any time and from time to time in its sole discretion. The failure by Holding Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    ANNEX II

                           TERMS OF SUBSEQUENT MERGER

                  The capitalized terms used in this Annex II have the meanings set forth in the attached Agreement (the "Merger Agreement"), except as otherwise defined herein. Section references in this Annex II are to Sections of this Annex II unless otherwise indicated

                  Section 1.1 Subsequent Merger. Upon the terms and subject to the conditions of this Annex II, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), the Surviving Corporation of the Merger (hereinafter, the "Company") shall be merged with and into Holding Sub (the "Subsequent Merger"). As a result of the Subsequent Merger, the separate corporate existence of the Company shall cease and Holding Sub shall continue as the surviving corporation of the Subsequent Merger (the "Surviving Corporation").

                  Section 1.2 Effective Time. Upon notice of Parent following the Merger, subject to the approval of the holders of a majority of the outstanding shares (the "Shares") of common stock of the Company ("Company Common Stock"), the parties to the Merger Agreement shall cause the Subsequent Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to in writing by the parties to the Merger Agreement and is specified in the Certificate of Merger) will be the "Effective Time".

                  Section 1.3 Effects of the Subsequent Merger. The Subsequent Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.4 Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to provide that (i) the name of the Surviving Corporation shall be the name of the Company; and (ii) the Certificate of Incorporation of the Surviving Corporation shall include the provisions of Articles Seven and Eight of the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time.

                  (b) At the Effective Time and without any further action on the part of the Company or Holding Sub, the By-laws of Holding Sub shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

                  Section 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving

Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their resignation or removal or until their respective successors are duly elected or appointed (as the case may be) and qualified.

                  Section 1.6 Conversion of Securities. At the Effective Time, by virtue of the Subsequent Merger and without any action on the part of Holding Sub, the Company or the holders of any of the following securities:

                  (a) Each Share (other than any Shares to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in Section 1.7(a)) shall be canceled, extinguished and converted automatically into the right to receive an amount per share in cash equal to the Per Share Price (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate that prior to the Subsequent Merger represented such Share in the manner provided in
         Section 1.8, less any required withholding taxes.

                  (b) Each Share held in the treasury of the Company and each Share owned by Parent, Holding Sub or any other direct or indirect subsidiary of Parent or of the Company (including the Shares held in the Voting Trust), in each case immediately prior to the Effective Time, shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Each share of common, preferred or other capital stock of Holding Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation and, if the Effective Time precedes the Control Date, each such share shall be deposited in the Voting Trust.

                  Section 1.7 Dissenting Shares. (a) Notwithstanding anything in this Annex II to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Subsequent Merger and who shall have delivered a written demand for appraisal of such shares of Company Common Stock in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Subsequent Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Subsequent Merger Consideration set forth in Section 1.6(a) of this Agreement, without any interest thereon, less any required withholding taxes.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 262 received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

                  Section 1.8 Surrender of Shares; Stock Transfer Books. (a) As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Surviving Corporation) and instructions for use in effecting the surrender of the Certificates for payment of the Subsequent Merger Consideration therefor. Upon surrender to the Surviving Corporation of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Subsequent Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Subsequent Merger Consideration payable upon the surrender of the Certificates. If payment of the Subsequent Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Subsequent Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Parent that such tax either has been paid or is not applicable.

                  (b) If any Certificates shall not have been surrendered immediately prior to the date on which any Subsequent Merger Consideration in respect of such certificate would escheat to or become the property of any Governmental Entity, any such Subsequent Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation or Parent shall be liable to any holder of a Certificate for Subsequent Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (c) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Annex II shall be deemed to have been in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged theretofore represented by such Certificates.

                                                                      Exhibit A

            THIS VOTING TRUST AGREEMENT, dated as of June , 1999, by and among STAGECOACH HOLDINGS PLC, a public limited company organized under the laws of Scotland ("PARENT"), SCH HOLDINGS CORP., a Delaware corporation and wholly owned
subsidiary of Parent ("SUB") and                                   , a
corporation (the "TRUSTEE"),

                                   WITNESSETH:

            WHEREAS, it is intended that Sub will commence and complete a cash tender offer (the "OFFER") for up to all of the outstanding shares of common stock ("SHARES") of Coach USA, Inc., a Delaware corporation (the "COMPANY"), to be followed by a merger of SCH Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Sub ("MERGER SUB") with and into the Company (as such merger may be restructured pursuant to the Merger Agreement, as defined below, the "MERGER") and the subsequent merger of the Company, as survivor of the Merger, with and into Sub (the "SUBSEQUENT MERGER" and, together with the Merger, the "MERGERS"), all pursuant to, and upon the terms and conditions set forth in, the Agreement and Plan of Merger dated as of June 12, 1999 among the Company, Parent, Sub and Merger Sub, as it may be amended from time to time (the "MERGER AGREEMENT") (a copy of which is attached hereto as Exhibit A);

            WHEREAS, it is intended that the consummation of the Offer and the Mergers will occur prior to any issuance by the Surface Transportation Board (the "STB") of any required approval for, or exemption of, Parent's control of the Company;

            WHEREAS, Parent and Sub intend, immediately upon the acquisition of the Shares of the Company pursuant to the Offer, to cause the deposit of such shares into five separate independent, irrevocable voting trusts, and Parent and Sub intend, immediately upon the effectiveness of each of the Mergers, to cause the deposit of the Shares of the corporation surviving each of the Mergers (such corporation also referred to herein as the "Company") into such voting trusts, in all instances pursuant to the rules of the STB, in order to avoid any possibility that Parent or any of its affiliates is controlling or has the power to control the Company prior to the receipt of any required STB approval or exemption;

            WHEREAS, neither the Trustee nor any of its affiliates has any officers or board members in common or any direct or indirect business arrangements or dealings (as described in Paragraph 9 hereof) with Parent or any of its affiliates; and

            WHEREAS, the Trustee is willing to act as voting trustee pursuant to the terms of this Trust Agreement and the rules of the STB,

            NOW, THEREFORE, the parties hereto agree as follows:

      1. Parent and Sub hereby appoint                                  as
Trustee hereunder, and                                     hereby accepts said
appointment and agrees to act as Trustee under this Trust Agreement as provided herein.

      2. Parent and Sub agree that, prior to acceptance of any tendered Shares pursuant to the Offer, Sub will direct the depository for the Offer to transfer to the Trustee one-fifth (1/5) of the total number of any Shares accepted for payment pursuant to the Offer. Parent and Sub further agree that immediately upon receipt, acquisition or purchase by either of them or by any of their affiliates of any additional Shares, or any other voting securities of the Company, they will transfer or cause to be transferred to the Trustee the certificate or certificates representing one-fifth (1/5) of the total number of such additional Shares or other securities. Parent and Sub agree that, immediately upon the effectiveness of the Merger, they will transfer or cause to be transferred to the Trustee the certificate or certificates representing no more than twenty percent (20%) of the issued and outstanding shares of the Company, as the corporation surviving the Merger. Parent agrees that, immediately upon the effectiveness of the Subsequent Merger, Parent will transfer or cause to be transferred to the Trustee the certificate or certificates representing twenty percent (20%) of the issued and outstanding shares of Sub, as the corporation surviving the Subsequent Merger (herein also referred to as the Company). All such certificates shall be duly endorsed or accompanied by proper instruments duly executed for transfer thereof to the Trustee, and shall be exchanged for one or more Voting Trust Certificates substantially in the form attached hereto as Attachment A (the "TRUST CERTIFICATES"), with the blanks therein appropriately filled. All Shares at any time delivered to the Trustee hereunder are hereinafter called the "COMPANY TRUST STOCK." The Trustee shall present to the Company all certificates representing Company Trust Stock for surrender and cancellation and for the issuance and delivery to the Trustee of new certificates (the "TRUST STOCK") registered in the name of the Trustee or its nominee.

      3. The Trustee shall be present, in person or represented by proxy, at all annual and special meetings of shareholders of the Company so that all Trust Stock may be counted for the purposes of determining the presence of a quorum at such meetings. The Trustee shall be entitled and it shall be its duty to exercise any and all voting rights in respect of the Trust Stock either in person or by proxy or consent, as hereinafter provided, unless otherwise directed by an order of the STB or a court of competent jurisdiction. Parent and Sub agree, and the Trustee acknowledges, that the Trustee shall not participate in or interfere with the management of the Company and shall take no other actions with respect to the Company except in accordance with the terms hereof. The Trustee shall exercise all voting, consent and other rights in respect of the Trust Stock to approve and effect the Mergers and in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the acquisition of the Company by Parent and Sub pursuant to, and the other transactions contemplated by, the Merger Agreement. Without limiting the generality of the foregoing, if there shall be with respect to the Board of Directors of the Company an "ELECTION Contest" as defined in the Proxy Rules of the Securities and Exchange Commission (the "SEC"), in which one slate of nominees shall support the effectuation of the Offer and the Mergers and another oppose it, the Trustee shall vote all shares of Trust Stock in favor of the slate supporting the effectuation of the Offer and the Mergers. In addition, for so long as the Merger Agreement is in effect, the Trustee shall vote all shares of Trust Stock to cause any other proposed merger, business combination or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, reorganization, recapitalization, liquidation or winding up of or by the Company) involving the Company, but not involving Parent or one of its affiliates (other than in connection with a disposition pursuant to paragraph 8), not to be effected. The Trustee shall vote all shares of Trust Stock in favor of any proposal or action necessary or desirable to dispose of Trust Stock in accordance with Paragraph 8 hereof. Except as otherwise expressly provided in the three immediately preceding sentences, the Trustee shall vote all shares of Trust Stock with respect to all matters, including, without limitation, the election or removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursuant to a unanimous written consent) in the Trustee's sole discretion, having due regard for the interests of the holders of the Trust Certificates as investors in the Company; provided that the Trustee shall not vote the Trust Stock in favor of taking or doing any act which would violate any provision of the Merger Agreement or impede the Company's performance thereunder or which if taken or done prior to the consummation of the Merger would have been a violation of the Merger Agreement. Notwithstanding the foregoing provisions of this Paragraph 3 or any other provision of this Agreement, the registered holder of a Trust Certificate may at any time -- but only with the prior written approval of the STB -- instruct the Trustee in writing to vote the Trust Stock represented by such Trust Certificate in any manner, in which case the Trustee shall vote such shares in accordance with such instructions. In exercising its voting rights in accordance with this Paragraph 3, the Trustee shall take such actions at all annual, special or other meetings of stockholders of the Company or in connection with any action by consent in lieu of a meeting.

      4. This Trust Agreement and the nomination of the Trustee during the term of the trust shall be irrevocable by Parent and its affiliates and shall terminate only in accordance with the provisions of Paragraphs 8 and 14 hereof.

      5. Subject to Paragraphs 3 and 8(c), the Trustee shall not exercise the voting powers of the Trust Stock in any way so as to create (a) any dependence or intercorporate relationship between (i) Parent and its affiliates, on the one hand, and (ii) the Company and its affiliates, on the other hand or (b) any dependence or relationship, with respect to the affairs of the Company, between the Trustee and any other trustee holding Shares of the Company pursuant to voting trust agreements substantially similar to this Agreement ("OTHER TRUSTEES"). The Trustee shall not, without the prior approval of the STB, vote the Trust Stock to elect any officer, director, nominee or representative of Parent or any of its affiliates as an officer or director of the Company or of any affiliate of the Company. The Trustee shall be kept informed respecting the business operations of the Company by means of the financial statements and other public disclosure documents periodically filed by the Company and affiliates of the Company with the SEC and with the STB, and by means of information respecting the Company contained in such statements and other documents filed by Parent with the SEC and the STB, copies of which shall be promptly furnished to the Trustee by the Company or Parent, as the case may be, and the Trustee shall be fully protected in relying upon such information. The Trustee may request additional information from the Company as reasonably required to fulfill the Trustee's duties and obligations under this Trust Agreement. The Trustee shall not be liable for any mistakes of fact or law or any error of judgment, or for any act or omission, except as a result of the Trustee's willful misconduct or gross negligence.

      6. All Trust Certificates shall be transferable on the books of the Trustee by the registered holder upon the surrender thereof properly assigned, in accordance with rules from time to time established for the purpose by the Trustee. Until so transferred, the Trustee may treat the registered holder as owner for all purposes. Each transferee of a Trust Certificate issued hereunder shall, by acceptance thereof, assent to and become a party to this Trust Agreement, and shall assume all attendant rights and obligations.

      7. Pending the termination of this Trust as hereinafter provided, the Trustee shall, immediately following the receipt of each cash dividend or cash distribution as may be declared and paid upon the Trust Stock, pay the same over to or as directed by the registered holder(s) of Trust Certificates hereunder as then known to the Trustee. The Trustee shall receive and hold dividends and distributions other than cash upon the same terms and conditions as the Trust Stock and shall issue Trust Certificates representing any new or additional securities that may be paid as dividends upon the Trust Stock or otherwise distributed upon the Trust Stock to the registered holder(s) of Trust Certificates in proportion to their respective interests.

      8. (a) This Trust is accepted by the Trustee subject to the right hereby reserved in Parent at any time to sell or make any other disposition of the whole or any part of the Trust Stock, whether or not an event described in subparagraph (b) below has occurred. Any such disposition shall be subject to any jurisdiction of the STB to oversee Parent's divestiture of Trust Stock. The Trustee shall take all actions reasonably requested by Parent with respect to (including, without limitation, exercising all voting, consent and other rights in respect of the Trust Stock in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, or exercising any registration rights granted under the Merger Agreement or otherwise necessary for) any proposed sale or other disposition of the whole or any part of the Trust Stock by Parent. The Trustee shall at any time upon the receipt of a direction from Parent signed by its President or one of its Vice Presidents and under its corporate seal designating the person or entity to whom Parent has directly or indirectly sold or otherwise disposed of the whole or any part of the Trust Stock and certifying that such person or entity is not an affiliate of Parent and has all necessary regulatory authority, if any be required, to purchase the Trust Stock (upon which certification the Trustee shall be entitled to rely), immediately transfer to the person or entity therein named all the Trustee's right, title and interest in such amount of the Trust Stock as may be set forth in said direction. If the foregoing direction shall specify all of the Trust Stock, then following transfer of the Trustee's right, title and interest therein, and in the event of a sale thereof, upon delivery to or upon the order of the registered holder(s) of the Trust Certificates of the proceeds of such sale, this Trust shall cease and come to an end. If the foregoing direction is as to only a part of the Trust Stock, then this Trust shall cease as to said part upon such transfer, and distribution of the net proceeds therefrom in the event of sale, but shall remain in full force and effect as to the remaining part of the Trust Stock. In the event of a direct or indirect sale of Trust Stock by Parent, the Trustee shall, to the extent the consideration therefor is payable to or controllable by the Trustee, promptly pay, or cause to be paid upon the order of Parent the net proceeds of such sale on a pro rata basis to the registered holder(s) of the Trust Certificates. It is the intention of this paragraph that no violations of 49 U.S.C. Section 14303 will result from a termination of this Trust.

            (b) In the event that STB Approval (as defined below) shall have been granted, then immediately upon the direction of Parent and the delivery of a certified copy of such order of the STB or other governmental authority with respect thereof, or, in the event that the Interstate Commerce Act, or other controlling law, shall allow, or is amended or determined by final order of the STB to allow, Parent or its affiliates to acquire control of the Company without obtaining STB or other governmental approval, upon delivery of an opinion of independent counsel selected by the Trustee that no order of the STB or other governmental authority is required, the Trustee shall either (i) transfer to or upon the order of the registered holder(s) of Trust Certificates hereunder as then known to the Trustee, its right, title and interest in and to all of the Trust Stock then held by it in accordance with the terms, conditions and agreements of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, or (ii) if shareholder approval of the Mergers has not previously been obtained, vote, give consents or take other action with respect to the Trust Stock regarding the Mergers or any other merger between the Company and Sub or any other affiliate of Parent as directed by the registered holder(s) of the Trust Certificates; and upon any such transfer or merger this Trust shall cease and come to an end.

            (c) In the event that there shall have been an STB Denial (as defined below), Parent shall use its best efforts to sell the Trust Stock to one or more eligible purchasers, or otherwise to dispose of the Trust Stock, during a period of two years after such STB Denial or such extension of that period as the STB shall approve. Any such disposition shall be subject to any jurisdiction of the STB to oversee Parent's divestiture of Trust Stock. The Trustee agrees to cooperate with Parent in effecting such disposition, including without limitation providing for the preparation and filing by the Company, pursuant to Merger Agreement or otherwise, of one or more registration statements under the Securities Exchange Act of 1934 if such registration is necessary in order to permit the sale or other disposition of the Trust Stock. At all times, the Trustee shall continue to perform its duties under this Trust Agreement and, should Parent be unsuccessful in its efforts to sell or distribute the Trust Stock during the period referred to, the Trustee shall, in consultation and cooperation with the Other Trustees and as soon as practicable, sell the Trust Stock for cash to one or more eligible purchasers in such manner and for such price as the Trustee in its discretion shall deem reasonable after consultation with the Parent. (An "ELIGIBLE PURCHASER" hereunder shall be a person or entity that is not affiliated with Parent and which has all necessary regulatory authority, if any be required, to purchase the Trust Stock.) Parent agrees to cooperate with the Trustee in effecting such disposition, and the Trustee agrees to act in accordance with any direction made by Parent as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of the terms of any STB or court order. The proceeds of the sale shall be distributed on a pro rata basis to or upon the order of the registered holder(s) of the Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before paying to the holder its share of the proceeds. Upon disposition of the Trust Stock pursuant to this Paragraph 8(c), this Trust shall cease and come to an end.

            (d) Unless sooner terminated pursuant to any other provision herein contained, this Trust Agreement shall terminate on June 30, 2002 and may be extended by the parties hereto, so long as no violation of 49 U.S.C. Section 14303 will result from such termination or extension. All Trust Stock and any other property held by the Trustee hereunder upon such termination shall be distributed on a pro rata basis to or upon the order of the registered holder(s) of Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the stock interests evidenced thereby.

            (e) The Trustee shall promptly inform the STB of any transfer or disposition of Trust Stock pursuant to this Paragraph 8.

            (f) Except as provided in this Paragraph 8, the Trustee shall not dispose of, or in any way encumber, the Trust Stock.

            (g) Within sixty (60) days of the termination of this Trust Agreement, the Trustee shall render a final accounting to the registered holder(s) of Trust Certificates and shall distribute any funds or other assets held by the Trustee to the parties entitled thereto.

            (h) Notwithstanding the foregoing, if the STB issues a declaratory order that the termination of the Trust will not cause Parent or its affiliates to have control of the Company, the Trustee shall transfer on a pro rata basis to or upon the order of the registered holder(s) of Trust Certificates hereunder as then known to the Trustee, its right, title and interest in and to all of the Trust Stock then held by it in accordance with the terms and conditions of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, and this Trust shall cease and come to an end. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the stock interests evidenced thereby.

            (i) As used in this Paragraph 8, the terms "STB APPROVAL" and "STB DENIAL" shall have the following meanings:

            "STB APPROVAL" means the issuance by the STB of a decision, which decision shall have become effective and shall not have been stayed or enjoined, that (A) constitutes a final agency action approving, exempting or otherwise authorizing the acquisition of control over the Company's motor passenger carrier subsidiaries by Parent and its affiliates, without the imposition of conditions that Parent, by written notice to the Trustee, has deemed to be unacceptable, and (B) does not require any change in the consideration paid or to be paid pursuant to the Merger Agreement or other material provisions thereof, unless Parent, by written notice to the Trustee, has determined any such change to be acceptable to Parent.

            "STB DENIAL" means (i) STB Approval shall not have been obtained by December 31, 2000 or (ii) the STB shall have, by an order which shall have become final and no longer subject to review by the courts, refused to approve the control referred to in clause (A) of the definition of STB Approval.

      9. Neither the Trustee nor any affiliate of the Trustee has or may have
(i) any officers, or members of their respective boards of directors, in common with (a) Parent or any of its affiliates, (b) any other Trustee or any of its affiliates, or (c) the Company or any of its affiliates, or (ii) any direct or indirect business arrangements or dealings, financial or otherwise, with Parent or any of its affiliates, other than dealings pertaining to establishment and carrying out of this Trust. Mere investment in the stock or securities of Parent or any of its affiliates by the Trustee, short of obtaining a controlling interest, will not be considered a proscribed business arrangement or dealing, but in no event shall any such investment by the Trustee in voting securities of Parent or its affiliates exceed 5 percent of their outstanding voting securities; and in no event shall the Trustee hold a proportion of such voting securities so substantial as to permit the Trustee in any way to control or direct the affairs of Parent or its affiliates. Neither Parent nor its affiliates shall purchase the stock or securities of the Trustee or any affiliate of the Trustee.

      10. The Trustee shall be entitled to receive reasonable and customary compensation for all services rendered by it as Trustee under the terms hereof, and said compensation to the Trustee, together with all counsel fees, taxes, or other expenses reasonably incurred hereunder, shall be promptly paid by Parent.

      11. The Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustee and be entitled to reimbursement for the fees and expenses of such agents.

      12. The Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by it in pursuance hereof if such agent or attorney shall have been selected with reasonable care. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement. The Trustee shall be fully protected by acting in reliance upon any notice, advice, direction or other document or signature believed by the Trustee to be genuine. The Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the Trust Stock, or of any other documents, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such Trust Stock or other document or endorsement or this Trust Agreement, except for the execution and delivery of this Trust Agreement by this Trustee. The Parent agrees that it will at all times protect, indemnify and save harmless the Trustee from any loss, damages, liability, cost or expense of any kind or character whatsoever in connection with this Trust, except those, if any, resulting from the gross negligence or willful misconduct of the Trustee, and will at all times undertake, assume full responsibility for, and pay on a current basis, but at least quarterly, all cost and expense of any suit or litigation of any character, whether or not involving a third party, including any proceedings before the STB, with respect to the Trust Stock or this Trust Agreement, and if the Trustee shall be made a party thereto, or be the subject of any investigation or proceeding (whether formal or informal), the Parent will pay all costs, damages and expense, including reasonable counsel fees, to which the Trustee may be subject by reason thereof; provided, however, that Parent shall not be responsible for the cost and expense of any suit that the Trustee shall settle without first obtaining Parent's written consent. The indemnification obligations of Parent shall survive any termination of this Trust Agreement or the removal, resignation or other replacement of the Trustee. The Trustee may consult with counsel selected by it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Trustee hereunder in good faith and in accordance with such opinion.

      13. To the extent requested to do so by Parent, Sub or any registered holder of a Trust Certificate, the Trustee shall furnish to the party making such request full information with respect to (i) all property theretofore delivered to it as Trustee, (ii) all property then held by it as Trustee, and
(iii) all action theretofore taken by it as Trustee.

      14. The Trustee, or any trustee hereafter appointed, may at any time resign by giving thirty (30) days written notice of resignation to Parent and the STB. Parent shall at least fifteen days prior to the effective date of such notice appoint a successor trustee which shall (i) satisfy the requirements of Paragraph 9 hereof and (ii) be a corporation organized and doing business under the laws of the United States or of any State thereof and authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If no successor trustee shall have been appointed and shall have accepted appointment at least fifteen days prior to the effective date of such notice of resignation, the resigning Trustee may petition any authority or court of competent jurisdiction for the appointment of a successor trustee. Upon written assumption by the successor trustee of the Trustee's powers and duties hereunder, a copy of the assumption shall be delivered by the Trustee to Parent, and the STB and all registered holders of Trust Certificates shall be notified of such assumption, whereupon the Trustee shall be discharged of its powers and duties hereunder and the successor trustee shall become vested therewith. In the event of any material violation by the Trustee of the terms and conditions of this Trust Agreement, the Trustee shall become disqualified from acting as trustee hereunder as soon as a successor trustee shall have been selected in the manner provided by this paragraph.

      15. This Trust Agreement may from time to time be modified or amended by agreement executed by the Trustee, Parent, Sub (prior to the Subsequent Merger) and the registered holder(s) of the Trust Certificates (i) pursuant to an order of the STB, (ii) with the prior approval of the STB, (iii) in order to comply with any order of the STB, or (iv) upon receipt of an opinion of counsel satisfactory to the Trustee and the registered holder(s) of Trust Certificates that an order of the STB approving such modification or amendment is not required and that the amendment is permitted under the Merger Agreement and is consistent with the regulations of the STB regarding voting trusts.

      16. The provisions of this Trust Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, except that, to the extent any provision hereof may be found inconsistent with the Interstate Commerce Act or regulations promulgated thereunder by the STB, such Act and regulations shall control and such provision hereof shall be given effect only to the extent permitted by such Act and regulations. In the event that the STB shall, at any time hereafter by final order, find that compliance with law requires any other or different action by the Trustee than is provided herein, the Trustee shall act in accordance with such final order instead of the provisions of this Trust Agreement.

      17. This Trust Agreement is executed in three counterparts, each of which shall constitute an original, and one of which shall be retained by Parent, one by Sub, and the other by the Trustee.

      18. A copy of this Agreement and any amendments or modifications thereto shall be filed with the STB by Parent.

      19. This Trust Agreement shall be binding upon the successors and assigns to the parties hereto, including without limitation successors to Parent by merger, consolidation or otherwise.

      20. For purposes of this Trust Agreement, the term "SURFACE TRANSPORTATION BOARD" or "STB", includes any successor agency or governmental department that is authorized to carry out the responsibilities now carried out by the STB with respect to voting trusts and control of motor common carriers of passengers.

      21. (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by U.S. mail, certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have given notice of):

            To the Trustee:


            To Parent and (prior to the Subsequent Merger) Sub:

                             STAGECOACH HOLDINGS PLC
                             Charlotte House
                             20 Charlotte Street
                             Perth, Scotland
                             PH 1 5 LL
                             Attention:

            (b) Unless otherwise specifically provided herein, any notice to or communication with the registered holder(s) of the Trust Certificates hereunder shall be deemed to be sufficiently given or made if enclosed in postpaid envelopes (regular not registered mail) addressed to such holders at their respective addresses appearing on the Trustee's transfer books, and deposited in any post office or post office box. The addresses of the holders of Trust Certificates, as shown on the Trustee's transfer books, shall in all cases be deemed to be the addresses of Trust Certificate holders for all purposes under this Trust Agreement, without regard to what other or different addresses the Trustee may have for any Trust Certificate holder on any other books or records of the Trustee. Every notice so given of mailing shall be the date such notice is deemed given for all purposes.

      22. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Wilmington, Delaware. Each party hereto consents to personal jurisdiction in any such action brought in any state or federal court sitting in Wilmington, Delaware.

            IN WITNESS WHEREOF, STAGECOACH HOLDINGS PLC and SCH HOLDINGS CORP. have caused this Trust Agreement to be duly executed by their respective authorized officers, and _________________ has caused this Trust Agreement to be executed by one of its duly authorized corporate officers, all as of the day and year first above written.

Attest:                                   STAGECOACH HOLDINGS PLC

__________________________________        By:__________________________________

Attest:                                   SCH HOLDINGS CORP.

                                          By:

Attest:                                   [TRUSTEE]

__________________________________        By:__________________________________

                                                                    ATTACHMENT A
                                                       TO VOTING TRUST AGREEMENT
No.                                                                     Shares

                            VOTING TRUST CERTIFICATE
                                       for
                                  COMMON STOCK
                            $0.01 PER SHARE PAR VALUE
                                       of
                                 COACH USA, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

            THIS IS TO CERTIFY that                              will be
entitled, on the surrender of this Certificate, to receive on the termination of the Voting Trust Agreement hereinafter referred to, or otherwise as provided in Paragraph 8 of said Voting Trust Agreement, a certificate or certificates, as the case may be, for [ ] shares of the Common Stock, $0.01 per share par value, of Coach USA, Inc., a Delaware corporation (the "COMPANY"). This Certificate is issued pursuant to, and the rights of the holder hereof are subject to and
limited by, the terms of a Voting Trust Agreement, dated as of June   , 1999,
executed by STAGECOACH HOLDINGS PLC, a public limited company organized under the laws of Scotland, SCH HOLDINGS CORP., a Delaware corporation ("Sub"),
and     , as Voting Trustee, a copy of which Voting Trust Agreement is on file
in the office of the Voting Trustee at         and open to inspection of the
holder hereof. The Voting Trust Agreement, unless earlier terminated (or extended) pursuant to the terms thereof, will terminate on June 30, 2002, so long as no violation of 49 U.S.C. Section 14303 will result from such termination.

            The holder of this Certificate shall be entitled to the benefits of said Voting Trust Agreement, including the right to receive payment equal to the cash dividends, if any, paid by the Company with respect to the number of shares represented by this Certificate.

            This Certificate shall be transferable only on the books of the undersigned Voting Trustee or any successor, to be kept by it, on surrender hereof by the registered holder in person or by attorney duly authorized in accordance with the provisions of said Voting Trust Agreement, and until so transferred, the Voting Trustee may treat the registered holder as the owner of this Voting Trust Certificate for all purposes whatsoever, unaffected by any notice to the contrary.

            By accepting this Certificate, the holder hereof assents to all the provisions of, and becomes a party to, said Voting Trust Agreement.

            IN WITNESS WHEREOF, the Voting Trustee has caused this Certificate to be signed by its officer duly authorized.

      Dated:

                                    By:_____________________________________
                                                Authorized Officer

                   [FORM OF BACK OF VOTING TRUST CERTIFICATE]

            FOR VALUE RECEIVED____________________________________ hereby sells, assigns, and transfers unto______________________________________ the within
Voting Trust Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint__________________________________ ________________ Attorney to transfer said Voting Trust Certificate on the books of the within mentioned Voting Trust Certificate on the books of the within mentioned Voting Trustee, with full power of substitution in the premises.


Dated:

In the Presence of: